                              FIRSTAR FUNDS, INC.
                      Statement of Additional Information

                        U.S. Government Securities Fund
                              Aggregate Bond Fund
                         National Municipal Bond Fund

                               ____________, 2000

TABLE OF CONTENTS

                                                                   Page
FIRSTAR FUNDS, INC.................................................   1
DESCRIPTION OF THE FUNDS AND THEIR INVESTMENTS AND RISKS...........   1
INVESTMENT STRATEGIES AND RISKS....................................   3
NET ASSET VALUE....................................................  16
ADDITIONAL PURCHASE AND REDEMPTION INFORMATION.....................  17
DESCRIPTION OF SHARES..............................................  21
ADDITIONAL INFORMATION CONCERNING TAXES............................  22
MANAGEMENT OF THE COMPANY..........................................  23
CUSTODIAN, TRANSFER AGENT AND ACCOUNTING SERVICES AGENT............  29
EXPENSES...........................................................  30
INDEPENDENT ACCOUNTANTS AND FINANCIAL STATEMENTS...................  30
COUNSEL............................................................  30
CODE OF ETHICS.....................................................  30
PERFORMANCE CALCULATIONS...........................................  30
MISCELLANEOUS......................................................  33
APPENDIX A......................................................... A-1
APPENDIX B......................................................... B-1

     This Statement of Additional Information ("SAI"), which is not a prospectus, supplements and should be read in conjunction with Firstar Funds, Inc.'s prospectus ("Prospectus") dated _________, 2000, for Retail A, Retail B, Y and Institutional Shares of the U.S. Government Securities Fund, Aggregate Bond Fund and National Municipal Bond Fund (collectively referred to as the "Funds") and is incorporated by reference in its entirety into the Prospectus. Copies of the Prospectus for the Funds may be obtained by writing the Firstar Funds Center at 615 East Michigan Street, P.O. Box 3011, Milwaukee, WI 53201-3011 or by calling 1-800-677-FUND. The Financial Statements and the Independent Accountants' reports thereon in this SAI are incorporated by reference from the Annual Report of the Mercantile U.S. Government Securities Portfolio, Mercantile Government & Corporate Bond Portfolio and the Mercantile National Municipal Bond Portfolio (together, the "Predecessor Mercantile Funds"). The financial statements for the six-month period ending May 31, 2000 are unaudited and are contained in the Predecessor Mercantile Funds' Semi-Annual Report, which is also incorporated by reference into this SAI. The Annual and Semi-Annual Reports may be obtained by writing the address above or calling the toll-free number above. No other parts of the Annual and Semi-Annual Reports are incorporated herein by reference.

                              FIRSTAR FUNDS, INC.

     Firstar Funds, Inc. (the "Company") is a Wisconsin corporation that was incorporated on February 15, 1988 as a management investment company. The Company, formerly known as Portico Funds, Inc., changed its name effective February 1, 1998. The Company is authorized to issue separate classes of shares of Common Stock representing interests in separate investment portfolios.

     The U.S. Government Securities, Aggregate Bond and National Municipal Bond Funds will not begin investment operations until the closings of pending reorganizations between the Company and each of Mercantile Funds, Inc. and Firstar Stellar Funds. The performance and certain of the expense information set forth in this SAI is that of the Mercantile U.S. Government Securities ("Predecessor Mercantile U.S. Government Securities Fund), Mercantile Government & Corporate Bond ("Predecessor Mercantile Government & Corporate Bond Fund") and Mercantile National Municipal Bond ("Predecessor Mercantile National Municipal Bond Fund") Portfolios (together, the "Predecessor Mercantile Funds").

     This SAI pertains to Retail A Shares, Retail B Shares, Y Shares and Institutional Shares of three diversified portfolios, the U.S. Government Securities Fund, Aggregate Bond Fund and the National Municipal Bond Fund (collectively the "Funds"). The Company also offers other investment portfolios that are described in a separate statement of additional information. For information concerning these other portfolios, contact Firstar Mutual Fund Services, LLC at 1-800-677-FUND or write to 615 East Michigan Street, P.O. Box 3011, Milwaukee, Wisconsin 53201-3011.

           DESCRIPTION OF THE FUNDS AND THEIR INVESTMENTS AND RISKS

     The Company is an open-end management investment company. The following policies supplement the Funds' respective investment objectives and policies as set forth in the Prospectus.

Portfolio Transactions
----------------------

     Subject to the general supervision of the Board of Directors, Firstar Investment Research & Management Company, LLC ("FIRMCO" or the "Adviser") is responsible for, makes decisions with respect to, and places orders for all purchases and sales of portfolio securities for each Fund.

     The portfolio turnover rate for each Fund is calculated by dividing the lesser of purchases or sales of portfolio securities for the reporting period by the monthly average value of the portfolio securities owned during the reporting period. The calculation excludes all securities, including options, whose maturities or expiration dates at the time of acquisition are one year or less. Portfolio turnover may vary greatly from year to year as well as within a particular year, and may be affected by cash requirements for redemption of shares and by requirements which enable the Funds to receive favorable tax treatment. Portfolio turnover will not be a limiting factor in making portfolio decisions, and each Fund may engage in short-term trading to achieve its investment objective.

     Transactions on U.S. stock exchanges involve the payment of negotiated brokerage commissions. On exchanges on which commissions are negotiated, the cost of transactions may vary among different brokers. Unlike transactions on U.S. stock exchanges that involve the payment of negotiated brokerage commissions, transactions in foreign securities generally involve the payment of fixed brokerage commissions that are generally higher than those in the United States.

     Transactions in the over-the-counter market are generally principal transactions with dealers and the costs of such transactions involve dealer spreads rather than brokerage commissions. With respect to over-the-counter transactions, the Adviser will normally deal directly with dealers who make a market in the securities involved except in those circumstances where better prices and execution are available elsewhere or as described below.

     Fixed income securities purchased and sold by the Funds are generally traded in the over-the-counter market on a net basis (i.e., without commission) through dealers, or otherwise involve transactions directly with the issuer of an instrument. The cost of securities purchased from underwriters includes an underwriting commission or concession, and the prices at which securities are purchased from and sold to dealers include a dealer's mark-up or mark-down.

     The Funds may participate, if and when practicable, in bidding for the purchase of portfolio securities directly from an issuer in order to take advantage of the lower purchase price available to members of a bidding group. The Funds will engage in this practice, however, only when the Adviser, in its sole discretion, believes such practice to be in the Funds' interests.

      For the fiscal years ended November 30, 1999, 1998 and 1997, no brokerage commissions were paid with respect to the Funds.

      The Advisory Agreement between the Company and the Adviser provides that, in executing portfolio transactions and selecting brokers or dealers, the Adviser will seek to obtain the best overall terms available. In assessing the best overall terms available for any transaction, the Adviser shall consider factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commissions, if any, both for the specific transaction and on a continuing basis. In addition, the Agreement authorizes the Adviser to cause the Funds to pay a broker-dealer which furnishes brokerage and research services a higher commission than that which might be charged by another broker-dealer for effecting the same transaction, provided that the Adviser determines in good faith that such commission is reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either the particular transaction or the overall responsibilities of the Adviser to the Funds. Such brokerage and research services might consist of reports and statistics relating to specific companies or industries, general summaries of groups of stocks or bonds and their comparative earnings and yields, or broad overviews of the stock, bond and government securities markets and the economy.

      Supplementary research information so received is in addition to, and not in lieu of, services required to be performed by the Adviser and does not reduce the advisory fees payable to it by the Funds. The Directors will periodically review the commissions paid by the Funds to consider whether the commissions paid over representative periods of time appear to be reasonable in relation to the benefits inuring to the Funds. It is possible that certain of the supplementary research or other services received will primarily benefit one or more other investment companies or other accounts for which investment discretion is exercised. Conversely, a Fund may be the primary beneficiary of the research or services received as a result of portfolio transactions effected for such other account or investment company.

      Portfolio securities will not be purchased from or sold to (and savings deposits will not be made in and repurchase and reverse repurchase agreements will not be entered into with) the Adviser, or Quasar Distributors, LLC (the "Distributor") or an affiliated person of either of them (as such term is defined in the Investment Company Act of 1940, as amended, (the "1940 Act") acting as principal. In addition, the Funds will not purchase securities during the existence of any underwriting or selling group relating thereto of which the Distributor or their Adviser, or an affiliated person of either of them, is a member, except to the extent permitted by the Securities and Exchange Commission ("SEC").

      Investment decisions for the Funds are made independently from those for other investment companies and accounts advised or managed by their Adviser. Such other investment companies and accounts may also invest in the same securities as the Funds. When a purchase or sale of the same security is made at substantially the same time on behalf of a Fund and another investment company or account, the transaction will be averaged as to price and available investments allocated as to amount, in a manner which the Adviser believes to be equitable to the Fund and such other investment company or account. In some instances, this investment procedure may adversely affect the price paid or received by a Fund or the size of the position obtained or sold by the Fund. To the extent permitted by law, the Adviser may aggregate the securities to be sold or purchased for a Fund with those to be sold or purchased for other investment companies or accounts in executing transactions.


                        INVESTMENT STRATEGIES AND RISKS

      Ratings. The ratings of Standard & Poor's, Moody's and other nationally
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recognized rating agencies represent their opinions as to the quality of debt securities. It should be emphasized, however, that ratings are general and are not absolute standards of quality, and debt securities with the same maturity, interest rate and rating may have different yields while debt securities of the same maturity and interest rate with different ratings may have the same yield.

      The payment of principal and interest on most debt securities purchased by a Fund will depend upon the ability of the issuers to meet their obligations.
An issuer's obligations under its debt securities are subject to the provisions of bankruptcy, insolvency, and other laws affecting the rights and remedies of creditors, such as the Federal Bankruptcy Code, and laws, if any, which may be enacted by federal or state legislatures extending the time for payment of principal or interest, or both, or imposing other constraints upon enforcement of such obligations. The power or ability of an issuer to meet its obligations for the payment of interest on, and principal of, its debt securities may be materially adversely affected by litigation or other conditions.

      Subsequent to its purchase by a Fund, a rated security may cease to be rated or its rating may be reduced below the minimum rating required for purchase by the Fund. The Adviser will consider such an event in determining whether the Fund involved should continue to hold the security. For a more detailed description of ratings, see Appendix A.

      Securities Lending.  Each of the Funds may lend its portfolio securities
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to unaffiliated domestic broker/dealers and other institutional investors pursuant to agreements requiring that the loans be secured by collateral equal in value to at least the market value of the securities loaned in order to increase return on portfolio securities. Collateral for such loans may include cash, securities of the U.S. government, its agencies or instrumentalities, or an irrevocable letter of credit issued by a bank which meets the investment standards stated below under "Money Market Instruments," or any combination thereof. There may be risks of delay in receiving additional collateral or in recovering the securities loaned or even a loss of rights in the collateral should the borrower of the securities fail financially. However, loans will be made only to borrowers deemed by the Adviser to be of good standing and when, in the Adviser's judgment, the income to be earned from the loan justifies the attendant risks. When a Fund lends its securities, it continues to receive interest or dividends on the securities loaned and may simultaneously earn interest on the investment of the cash collateral which will be invested in readily marketable, high-quality, short-term obligations. Although voting rights, or rights to consent, attendant to securities on loan pass to the borrower, such loans may be called at any time and will be called so that the securities may be voted by a Fund if a material event affecting the investment is to occur.

      Securities lending arrangements with broker/dealers require that the loans be secured by collateral equal in value to at least the market value of the securities loaned. During the term of such arrangements, a Fund will maintain such value by the daily marking-to-market of the collateral.

      Money Market Instruments. The Funds may invest from time to time in "money
      ------------------------
market instruments," a term that may include, among other things, U.S. government obligations, repurchase agreements, cash, bank obligations, commercial paper, variable amount master demand notes and corporate bonds with remaining maturities of thirteen months or less. These investments are used to help meet anticipated redemption requests or if other suitable securities are unavailable.

      Bank obligations include bankers' acceptances, negotiable certificates of deposit and non-negotiable time deposits, including U.S. dollar-denominated instruments issued or supported by the credit of U.S. or foreign banks or savings institutions. Although the Funds will invest in money market obligations of foreign banks or foreign branches of U.S. banks only where the Adviser determines the instrument to present minimal credit risks, such investments may nevertheless entail risks that are different from those of investments in domestic obligations of U.S. banks due to differences in political, regulatory and economic systems and conditions. All investments in bank obligations are limited to the obligations of financial institutions having more than $1 billion in total assets at the time of purchase, and investments by each Fund in the obligations of foreign banks and foreign branches of U.S. banks will not exceed 25% of such Fund's total assets at the time of purchase. The Funds may also make interest-bearing savings deposits in commercial and savings banks in amounts not in excess of 5% of its net assets.

      Investments by a Fund in commercial paper will consist of issues rated at the time A-1 or A-2 by Standard & Poor's, or P-1 or P-2 by Moody's or similar rating by another nationally recognized rating agency. In addition, the Funds may acquire unrated commercial paper and corporate bonds that are determined by the Adviser at the time of purchase to be of comparable quality to rated instruments that may be acquired by such Fund as previously described.

      The Funds may also purchase variable amount master demand notes which are unsecured instruments that permit the indebtedness thereunder to vary and provide for periodic adjustments in the interest rate. Although the notes are not normally traded and there may be no secondary market in the notes, a Fund may demand payment of the principal of the instrument at any time. The notes are not typically rated by credit rating agencies, but issuers of variable amount master demand notes must satisfy the same criteria as set forth above for issuers of commercial paper. If an issuer of a variable amount master demand note defaulted on its payment obligation, a Fund might be unable to dispose of the note because of the absence of a secondary market and might, for this or other reasons, suffer a loss to the extent of the default. The Funds invest in variable amount master demand notes only when the Adviser deems the investment to involve minimal credit risk.

      Investment Companies. The Funds may invest from time to time in securities
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issued by other investment companies that invest in high-quality, short-term debt securities. Securities of other investment companies will be acquired by the Funds within the limits prescribed by the 1940 Act. As a shareholder of another investment company, the Funds would bear, along with other shareholders, its pro rata portion of the other investment company's expenses, including advisory fees, and such fees and other expenses will be borne indirectly by the Fund's shareholders. These expenses would be in addition to the advisory and other expenses that the Funds bear directly in connection with their own operations.

      U.S. Government Obligations. The Funds may invest in a variety of U.S.
      ---------------------------
Treasury obligations including bonds, notes and bills that mainly differ only in their interest rates, maturities and time of issuance. The Funds may also invest in other securities issued or guaranteed by the U.S. government, its agencies and instrumentalities; such as obligations of Federal Home Loan Banks, Federal Farm Credit Banks, Federal Land Banks, the Federal Housing Administration, Farmers Home Administration, Export-Import Bank of the United States, Small Business Administration, Government National Mortgage Association, Federal National Mortgage Association, General Services Administration, Central Bank for Cooperatives, Federal Home Loan Mortgage Corporation, Federal Intermediate Credit Banks, Maritime Administration, and Resolution Trust Corp.

     Restricted Securities.  The Funds may invest up to 15% of net assets in
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securities that are illiquid at the time of purchase. While these holdings may offer more potential for growth, they may present a higher degree of business and financial risk, which can result in substantial losses. The Funds may have difficulty valuing these holdings and may be unable to sell these holdings at the time or price desired. Restricted securities may include Rule 144 Securities. These securities are restricted securities that are eligible for resale pursuant to Rule 144A under the Securities Act of 1933. A Fund may treat a Rule 144A security as liquid if determined to be so under procedures adopted by the Board.

     Each Fund may also invest in Section 4(2) commercial paper, subject to the applicable limit, unless the Adviser determines that a liquid market exists. The Funds may invest in commercial paper issued in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933.
Section 4(2) commercial paper is restricted as to disposition under federal securities law and is generally sold to institutional investors, such as the Funds, who agree that they are purchasing the paper for investment purposes and not with a view to public distribution. Any resale by the purchaser must be in an exempt transaction. Section 4(2) commercial paper is normally resold to other institutional investors like the Funds through or with the assistance of the issuer or investment dealers who make a market in Section 4(2) commercial paper, thus providing liquidity.

     When-Issued Purchases, Delayed Delivery and Forward Commitments.  The Funds
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may purchase or sell particular securities with payment and delivery taking place at a later date. Additionally, the National Municipal Bond Fund may purchase or sell securities on a "delayed settlement" basis. This refers to a transaction in the secondary market that will settle some time in the future. The price or yield obtained in a transaction may be less favorable than the price or yield available in the market when the securities delivery or settlement takes place. Each Fund's forward commitments and when-issued purchases are not expected to exceed 25% of the value of its total assets (at the time of purchase) absent unusual market conditions. The National Municipal Bond Fund expects that its commitments to purchase when-issued securities will not exceed 5% of its total assets under normal market conditions. When any Fund agrees to purchase securities on a when-issued or delayed delivery basis or enter into a forward commitment to purchase securities, its custodian will set aside cash or liquid high grade debt securities equal to the amount of the commitment in a segregated account. Normally, the custodian will set aside portfolio securities to satisfy a purchase commitment, and in such a case the Fund may be required subsequently to place additional assets in the segregated account in order to ensure that the value of the account remains equal to the amount of the Fund's commitments. It may be expected that the market value of a Fund's net assets will fluctuate to a greater degree when it sets aside portfolio securities to cover such purchase commitments than when it sets aside cash. Because a Fund will set aside cash or liquid assets to satisfy its purchase commitments in the manner described, a Fund's liquidity and ability to manage its portfolio might be affected in the event its commitments ever exceeded 25% of the value of the total assets of each of the Aggregate Bond Fund and U.S. Government Securities Fund and 5% of the total assets of the National Municipal Bond Fund's commitments to purchase when-issued securities. In the case of a forward commitment to sell portfolio securities, the Fund's custodian will hold the portfolio securities themselves in a segregated account while the commitment is outstanding. When-issued and forward commitment transactions involve the risk that the price or yield obtained in a transaction (and therefore the value of a security) may be less favorable than the price or yield (and therefore the value of a security) available in the market when the securities delivery takes place.

      The Funds will make commitments to purchase securities on a when-issued basis or to purchase or sell securities on a forward commitment basis only with the intention of completing the transaction and actually purchasing or selling the securities. If deemed advisable as a matter of investment strategy, however, a Fund may dispose of or renegotiate a commitment after it is entered into, and may sell securities it has committed to purchase before those securities are delivered to the Fund on the settlement date. In these cases the Fund may realize a capital gain or loss.

      When the Funds engage in when-issued, delayed delivery and forward commitment transactions, they rely on the other party to consummate the trade. Failure of such party to do so may result in a Fund incurring a loss or missing an opportunity to obtain a price considered to be advantageous.

      The market value of the securities underlying a when-issued purchase or a forward commitment to purchase securities, and any subsequent fluctuations in their market value, are taken into account when determining the net asset value of a Fund starting on the day the Fund agrees to purchase the securities. The Fund does not earn interest on the securities it has committed to purchase until they are paid for and delivered on the settlement date. When a Fund makes a forward commitment to sell securities it owns, the proceeds to be received upon settlement are included in the Fund's assets. Fluctuations in the market value of the underlying securities are not reflected in the Fund's net asset value as long as the commitment remains in effect.

      Zero Coupon Bonds. Each Fund may invest in zero coupon bonds.  Zero coupon
      -----------------
bonds have greater price volatility than coupon obligations and will not result in the payment of interest until maturity, provided that a Fund will purchase such zero coupon bonds only if the likely relative greater price volatility of such zero coupon obligations is not inconsistent with the Fund's investment objective. Although zero coupon securities pay no interest to holders prior to maturity, interest on these securities is reported as income to the Fund and distributed to its shareholders. These distributions must be made from a Fund's cash assets or, if necessary, from the proceeds of sales of portfolio securities. Additional income producing securities may not be able to be purchased with cash used to make such distributions and its current income ultimately may be reduced as a result.

      Zero-coupon securities may include U.S. Treasury bills issued directly by the U.S. Treasury or other short-term debt obligations, and longer-term bonds or notes and their unmatured interest coupons which have been separated by their holder, typically a custodian bank or investment brokerage firm. See the discussion under "Stripped Securities" below for more information.

     Stripped Securities.  To the extent consistent with their respective
     -------------------
investment policies, each Fund may also invest in "stripped" U.S. Treasury obligations, including (1) coupons that have been stripped from U.S. Treasury bonds, which are held through the Federal Reserve Bank's book-entry system called the "Separate Trading of Registered Interest and Principal Securities" ("STRIPS") program or (2) through the Coupon Under Bank-Entry Safekeeping ("CUBES") program or other stripped securities issued directly by agencies or
instrumentalities of the U.S. government.   STRIPS and CUBES represent either
future interest or principal payments and are direct obligations of the U.S. government that clear through the Federal Reserve System. The Aggregate Bond Fund may also purchase U.S. Treasury and agency securities that are stripped by brokerage firms and custodian banks and sold under proprietary names. Having separated the interest coupons from the underlying principal of the U.S. government obligations, the holder will resell the stripped securities in custodial receipt programs with a number of different names including "Treasury Income Growth Receipts" ("TIGRs") and "Certificates of Accrual on Treasury Securities" ("CATS"). Such securities may not be as liquid as STRIPS and CUBES and are not viewed by the staff of the SEC as U.S. government securities for purposes of the 1940 Act.

     Borrowings and Reverse Repurchase Agreements. Each Fund may borrow money to
     --------------------------------------------
the extent allowed (as described under "Investment Limitations" below) to meet shareholder redemptions from banks or in the case of the U.S. Government Securities Fund and Aggregate Bond Fund, through reverse repurchase agreements. These strategies involve leveraging. If the securities held by a Fund should decline in value while borrowings are outstanding, the net asset value of a Fund's outstanding shares will decline in value by proportionately more than the decline in value suffered by a Fund's securities. As a result, a Fund's share price may be subject to greater fluctuation until the borrowing is paid off.

     The U.S. Government Securities Fund and Aggregate Bond Fund may invest in reverse repurchase agreements. Reverse repurchase agreements are considered to be borrowings under the 1940 Act. At the time a Fund enters into a reverse repurchase agreement (an agreement under which the Fund sells portfolio securities and agrees to repurchase them at an agreed-upon date and price), it will place in a segregated custodial account U.S. government securities or other liquid high-grade debt securities having a value equal to or greater than the repurchase price (including accrued interest), and will subsequently monitor the account to ensure that such value is maintained. Reverse repurchase agreements involve the risks that the interest income earned by the Fund (from the investment of the proceeds) will be less than the interest expense of the transaction, that the market value of the securities sold by the Fund may decline below the price of the securities it is obligated to repurchase and that the securities may not be returned to the Fund.

     Each Fund intends to limit its borrowings (including reverse repurchase agreements) during the current fiscal year to not more than 5% of its net assets.

Other Investment Considerations - Aggregate Bond Fund
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     Foreign Securities.  The Aggregate Bond Fund may invest up to 10% of its
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total assets in securities of foreign issuers.

     Investments in foreign securities, whether made directly in foreign securities or dollar-denominated debt obligations of foreign issuers or through American Depository Receipts ("ADRs") and European Depository Receipts ("EDRs"), involve certain inherent risks and considerations not typically associated with investing in U.S. companies, such as political or economic instability of the issuer or the country of issue, the difficulty of predicting international trade patterns, changes in exchange rates of foreign currencies and the possibility of adverse changes in investment or exchange control regulations. There may be less publicly available information about a foreign company than about a U.S. company. Foreign companies are not subject to uniform accounting, auditing and financial reporting standards comparable to those applicable to domestic companies. In addition, foreign banks and foreign branches of U.S. banks are subject to less stringent reserve requirements and to different accounting, auditing, reporting and recordkeeping standards than those applicable to domestic branches of U.S. banks. Further, foreign stock markets are generally not as developed or efficient as those in the U.S., and in most foreign markets volume and liquidity are less than in the U.S. Commissions on foreign stock exchanges are often fixed and are generally higher than the negotiated commissions on U.S. exchanges, and there is generally less government supervision and regulation of foreign stock exchanges, brokers and companies than in the U.S. With respect to certain foreign countries, there is a possibility of expropriation or confiscatory taxation, limitations on the removal of assets or diplomatic developments that could affect investment within those countries. Additionally, foreign securities and dividends and interest payable on those securities may be subject to foreign taxes, including foreign withholding taxes, and other foreign taxes may apply with respect to securities transactions. See "Taxes." Transactions in foreign securities may involve greater time from the trade date until the settlement date than domestic securities transactions, and may involve the risk of possible losses through the holding of securities in custodians and securities depositories in foreign countries. Additional costs associated with an investment in foreign securities may include higher transaction costs and the cost of foreign currency conversions. Changes in foreign exchange rates will also affect the value of securities denominated or quoted in currencies other than the U.S. dollar. In this regard, the Fund does not intend to hedge against foreign currency risk (except on unsettled trades). Changes in currency exchange rates will affect the value of unhedged positions and will impact a Fund's net asset value (positively or negatively) irrespective of the performance of the portfolio securities held by the Fund. The Fund and its shareholders may encounter substantial difficulties in obtaining and enforcing judgments against non-U.S. resident individuals and companies. Because of these and other factors, securities of foreign companies acquired by the Fund may be subject to greater fluctuation in price than securities of domestic companies.

      Repurchase Agreements.  The Aggregate Bond Fund and the U.S. Government
      ---------------------
Securities Fund (together, the "Taxable Bond Funds") may agree to purchase securities from financial institutions subject to the seller's agreement to repurchase them at an agreed upon time and price ("repurchase agreements"). During the term of the agreement, the Adviser will continue to monitor the creditworthiness of the seller and will require the seller to maintain the value of the securities subject to the agreement at not less than 102% of the repurchase price. Default or bankruptcy of the seller would, however, expose the Fund to possible loss because of adverse market action or delay in connection with the disposition of the underlying securities. The securities held subject to a repurchase agreement may have stated maturities exceeding one year, provided the repurchase agreement itself matures in less than one year.

      The repurchase price under the repurchase agreements described in the Prospectus generally equals the price paid by a Fund plus interest negotiated on the basis of current short-term rates (which may be more or less than the rate on the securities underlying the repurchase agreement). Securities subject to repurchase agreements will be held by the Funds' custodian or in the Federal Reserve/Treasury book-entry system or other authorized securities depository. Repurchase agreements are considered to be loans under the 1940 Act.

     Mortgage-Backed and Asset-Backed Securities.  The Taxable Bond Funds may
     -------------------------------------------
purchase mortgage-backed as well as other asset-backed securities (collectively called "asset-backed securities") that are secured or backed by automobile loans, installment sale contracts, credit card receivables or other assets and are issued by entities such as Government National Mortgage Association ("GNMA"), Federal National Mortgage Association ("FNMA"), Federal Home Loan Mortgage Corporation ("FHLMC"), commercial banks, trusts, financial companies, finance subsidiaries of industrial companies, savings and loan associations, mortgage banks and investment banks. These securities represent interests in pools of assets in which periodic payments of interest and/or principal on the securities are made, thus, in effect passing through periodic payments made by the individual borrowers on the assets that underlie the securities, net of any fees paid to the issuer or guarantor of the securities.

     The average life of these securities varies with the maturities and the prepayment experience of the underlying instruments. The average life of a mortgage-backed instrument may be substantially less than the original maturity of the mortgages underlying the securities as the result of scheduled principal payments and mortgage prepayments. The rate of such mortgage prepayments, and hence the life of the certificates, will be a function of current market rates and current conditions in the relevant housing and commercial markets. In periods of falling interest rates, the rate of mortgage prepayments tends to increase. During such periods, the reinvestment of prepayment proceeds by a Fund will generally be at lower rates than the rates that were carried by the obligations that have been prepaid. As a result, the relationship between mortgage prepayments and interest rates may give some high-yielding mortgage-related securities less potential for growth in value than non-callable bonds with comparable maturities. In calculating the average weighted maturity of each Fund, the maturity of asset-backed securities will be based on estimates of average life. There can be no assurance that these estimates will be accurate.

     There are a number of important differences among the agencies and instrumentalities of the U.S. government that issue mortgage-backed securities and among the securities that they issue. Mortgage-backed securities guaranteed by GNMA include GNMA Mortgage Pass-Through Certificates (also known as "Ginnie Maes"), which are guaranteed as to the timely payment of principal and interest by GNMA, and such guarantee is backed by the full faith and credit of the United States. GNMA is a wholly owned U.S. government corporation within the Department of Housing and Urban Development. GNMA certificates also are supported by the authority of GNMA to borrow funds from the U.S. Treasury to make payments under its guarantee. Mortgage-backed securities issued by FNMA include FNMA Guaranteed Mortgage Pass-Through Certificates (also known as "Fannie Maes"), which are solely the obligations of FNMA and are not backed by or entitled to the full faith and credit of the United States, but are supported by the right of the issuer to borrow from the Treasury. FNMA is a government-sponsored organization owned entirely by private stockholders. Fannie Maes are guaranteed as to timely payment of the principal and interest by FNMA. Mortgage-backed securities issued by the FHLMC include FHLMC Mortgage Participation Certificates (also known as "Freddie Macs" or "PCs"). FHLMC is a corporate instrumentality of the United States, created pursuant to an Act of Congress. Freddie Macs are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute a debt or obligation of the United States or of any Federal Home Loan Bank. Freddie Macs entitle the holder to timely payment of interest, which is guaranteed by the FHLMC. FHLMC guarantees either ultimate collection or timely payment of all principal payments on the underlying mortgage loans. When FHLMC does not guarantee timely payment of principal, FHLMC may remit the amount due on account of its guarantee of ultimate payment of principal at any time after default on an underlying mortgage, but in no event later than one year after it becomes payable.

      As stated in the Prospectus, the Funds may purchase mortgage-backed securities such as collateralized mortgage obligations ("CMOs"). There are several types of mortgage-backed securities which provide the holder with a pro rata interest in the underlying mortgages, and CMOs which provide the holder with a specified interest in the cash flow of a pool of underlying mortgages or other mortgage-backed securities. CMOs are issued in multiple classes and their relative payment rights may be structured in many ways. In many cases, however, payments of principal are applied to the CMO classes in order of their respective maturities, so that no principal payments will be made on a CMO class until all other classes having an earlier maturity date are paid in full. The classes may include accrual certificates (also known as "Z-Bonds"), which do not accrue interest at a specified rate until other specified classes have been retired and are converted thereafter to interest-paying securities. They may also include planned amortization classes ("PACs") which generally require, within certain limits, that specified amounts of principal be applied to each payment date, and generally exhibit less yield and market volatility than other classes. Investments in CMO certificates can expose the Fund to greater volatility and interest rate risk than other types of mortgage-backed obligations. Prepayments on mortgage-backed securities generally increase with falling interest rates and decrease with rising interest rates; furthermore, prepayment rates are influenced by a variety of economic and social factors.

      The yield characteristics of asset-backed securities differ from traditional debt securities. A major difference is that the principal amount of the obligations may be prepaid at any time because the underlying assets (i.e., loans) generally may be prepaid at any time. As a result, if an asset-backed security is purchased at a premium, a prepayment rate that is faster than expected may reduce yield to maturity, while a prepayment rate that is slower than expected may have the opposite effect of increasing yield to maturity. Conversely, if an asset-backed security is purchased at a discount, faster than expected prepayments may increase, while slower than expected prepayments may decrease, yield to maturity. Moreover, asset-backed securities may involve certain risks that are not presented by mortgage-backed securities arising primarily from the nature of the underlying assets (i.e., credit card and automobile loan receivables as opposed to real estate mortgages). For example, credit card receivables are generally unsecured and may require the repossession of personal property upon the default of the debtor, which may be difficult or impracticable in some cases.

      Asset-backed securities may be subject to greater risk of default during periods of economic downturn than other instruments. Also, while the secondary market for asset-backed securities is ordinarily quite liquid, in times of financial stress the secondary market may not be as liquid as the market for other types of securities, which could result in a Fund experiencing difficulty in valuing, or liquidating such securities.

      In general, the collateral supporting non-mortgage asset-backed securities is of shorter maturity than mortgage loans. Like other fixed-income securities, when interest rates rise the value of an asset-backed security generally will decline; however, when interest rates decline, the value of an asset-backed security with prepayment features may not increase as much as that of other fixed-income securities.

      Non-mortgage asset-backed securities do not have the benefit of the same security in the collateral as mortgage-backed securities. Credit card receivables are generally unsecured and the debtors are entitled to the protection of a number of state and federal consumer credit laws, many of which have given debtors the right to reduce the balance due on the credit cards.
Most issuers of automobile receivables permit the servicers to retain possession of the underlying obligations. If the servicer were to sell these obligations to another party, there is the risk that the purchaser would acquire an interest superior to that of the holders of related automobile receivables. In addition, because of the large number of vehicles involved in a typical issuance and technical requirements under state laws, the trustee for the holders of the automobile receivables may not have an effective security interest in all of the obligations backing such receivables. Therefore, there is a possibility that payments on the receivables together with recoveries on repossessed collateral may not, in some cases, be able to support payments on these securities.

      Variable Rate Medium Term Notes.  The Funds may purchase variable rate
      -------------------------------
medium term notes that provide for periodic adjustments in the interest rates. The adjustments in interest rates reflect changes in an index (which may be the Lehman Brothers Government/Corporate Total Index or the Lehman Brothers Aggregate Bond Index).

Other Investment Considerations - Taxable Bond Funds
----------------------------------------------------

      Deviation with Index.  In order to reduce a negative deviation in return
      --------------------
between each Fund and its respective bond index, each Fund will normally attempt to be fully invested.

      In an effort to make a Taxable Bond Fund's duration and return comparable to those of its respective bond index, the Adviser will monitor a Taxable Bond Fund's portfolio and market changes in accordance with procedures established by
the Adviser under the supervision of the Board of Directors.   The calculation
of the Fund's duration and average portfolio maturity will be based on certain estimates relating to the duration and maturity of the securities held by the Funds. There can be no assurance that these estimates will be accurate or that the duration or average portfolio maturity of a Taxable Bond Fund will always remain within the maximum limits described in the Prospectus. The value of each Taxable Bond Fund's portfolio, as is generally the case with each bond index, can be expected to vary inversely from changes in prevailing interest rates.

      Options Trading. The Taxable Bond Funds may purchase put and call options.
      ---------------
Option purchases by the Taxable Bond Funds will not exceed 10% of each Fund's net assets. Such options may relate to particular securities or to various indices and may or may not be listed on a national securities exchange and issued by the Options Clearing Corporation. This is a highly specialized activity, which entails greater than ordinary investment risks, including the complete loss of the amount paid as premiums to the writer of the option. Regardless of how much the market price of the underlying security or index increases or decreases, the option buyer's risk is limited to the amount of the original investment for the purchase of the option. However, options may be more volatile than the underlying securities or indices, and therefore, on a percentage basis, an investment in options may be subject to greater fluctuation than an investment in the underlying securities. In contrast to an option on a particular security, an option on an index provides the holder with the right to make or receive a cash settlement upon exercise of the option. The amount of this settlement will be equal to the difference between the closing price of the index at the time of exercise and the exercise price of the option expressed in dollars, times a specified multiple. The Taxable Bond Funds will enter into such transactions only as a hedge against fluctuations in the value of securities which the Funds hold or intend to purchase.

      A call option gives the purchaser of the option the right to buy, and a writer the obligation to sell, the underlying security or index at the stated exercise price at any time prior to the expiration of the option, regardless of the market price of the security. The premium paid to the writer is in consideration for undertaking the obligations under the option contract. A put option gives the purchaser the right to sell the underlying security or index at the stated exercise price at any time prior to the expiration date of the option, regardless of the market price of the security or index. Put and call options purchased by a Fund will be valued at the last sale price or, in the absence of such a price, at the mean between bid and asked prices.

     Each Fund may purchase put options on portfolio securities at or about the same time that it purchases the underlying security or at a later time. By buying a put, a Fund limits its risk of loss from a decline in the market value of the security until the put expires. Any appreciation in the value of and yield otherwise available from the underlying security, however, will be partially offset by the amount of the premium paid for the put option and any related transaction costs. Call options may be purchased by a Fund in order to acquire the underlying security at a later date at a price that avoids any additional cost that would result from an increase in the market value of the security. A call option may also be purchased to increase a Fund's return to investors at a time when the call is expected to increase in value due to anticipated appreciation of the underlying security. Prior to its expiration, a purchased put or call option may be sold in a "closing sale transaction" (a sale by a Fund, prior to the exercise of the option that it has purchased, of an option of the same series), and profit or loss from the sale will depend on whether the amount received is more or less than the premium paid for the option plus the related transaction costs. In addition, the Taxable Bond Funds may write covered call options listed on a national securities exchange. Such options may relate to particular securities owned by a Fund or which it has the right to acquire. A call option on a security is covered if a Fund owns the security underlying the call or has an absolute and immediate right to acquire that security without additional cash consideration (or, if additional cash consideration is required, cash or cash equivalents in such amount as required are held in a segregated account by its custodian) upon conversion or exchange of other securities held by it. A call option is also covered if a Fund holds a call on the same security as the call written where the exercise price of the call held is (i) equal to or less than the exercise price of the call written, or (ii) greater than the exercise price of the call written provided the difference is maintained by a Fund in cash or cash equivalents in a segregated account with its custodian. The aggregate value of the Fund's assets subject to covered options written by the U.S. Government Securities Fund and the Aggregate Bond Fund will not exceed 25% of the value of each Fund's net assets during the current year.

     A Fund's obligation under a covered call option written by it may be terminated prior to the expiration date of the option by the Fund executing a closing purchase transaction, which is effected by purchasing on an exchange an option of the same series (i.e., same underlying security or index, exercise price and expiration date) as the option previously written. Such a purchase does not result in the ownership of an option. A closing purchase transaction will ordinarily be effected to realize a profit on an outstanding option, to prevent an underlying security from being called, to permit the sale of the underlying security or to permit the writing of a new option containing different terms. The cost of such a liquidation purchase plus transaction costs may be greater than the premium received upon the original option, in which event a Fund will have incurred a loss in the transaction. An option position may be closed out only on an exchange which provides a secondary market for an option of the same series. There is no assurance that a liquid secondary market on an exchange will exist for any particular option. A covered call option writer, unable to effect a closing purchase transaction, will not be able to sell an underlying security until the option expires or the underlying security is delivered upon exercise with the result that the writer in such circumstances will be subject to the risk of market decline during such period. A Fund will write an option on a particular security only if the Adviser believes that a liquid secondary market will exist on an exchange for options of the same series which will permit the Fund to make a closing purchase transaction in order to close out its position.

     By writing a covered call option on a security, a Fund foregoes the opportunity to profit from an increase in the market price of the underlying security above the exercise price except insofar as the premium represents such a profit, and it is not able to sell the underlying security until the option expires or is exercised or the Fund effects a closing purchase transaction by purchasing an option of the same series. Except to the extent that a written call option on an index is covered by an option on the same index purchased by the Fund, movements in the index may result in a loss to the Fund; however, such losses may be mitigated by changes in the value of securities held by the Fund during the period the option was outstanding. The use of covered call options will not be a primary investment technique of the Funds. When a Fund writes a covered call option, an amount equal to the net premium (the premium less the commission) received by the Fund is included in the liability section of the Fund's statement of assets and liabilities. The amount of the liability will be subsequently marked-to-market to reflect the current value of the option written. The current value of the traded option is the last sale price or, in the absence of a sale, the average of the closing bid and asked prices. If an option expires on the stipulated expiration date or if the Fund enters into a closing purchase transaction, it will realize a gain (or loss if the cost of a closing purchase transaction exceeds the net premium received when the option is sold) and the liability related to such option will be eliminated. Any gain on a covered call option on a security may be offset by a decline in the market price of the underlying security during the option period. If a covered call option on a security is exercised, the Fund may deliver the underlying security held by it or purchase the underlying security in the open market. In either event, the proceeds of the sale will be increased by the net premium originally received, and the Fund will realize a gain or loss. Premiums from expired options written by a Fund and net gains from closing purchase transactions are treated as short-term capital gains for federal income tax purposes, and losses on closing purchase transactions are short-term capital losses.

     As noted previously, there are several risks associated with transactions in options on securities and indices. These risks include (i) an imperfect correlation between the change in market value of the securities the Fund holds and the prices of options relating to the securities purchased or sold by the Fund; and (ii) the possible lack of a liquid secondary market for an option. A decision as to whether, when and how to use options involves the exercise of skill and judgment, and a transaction may be unsuccessful to some degree because of market behavior or unexpected events.

     Futures Contracts and Related Options.  The Adviser may determine that it
     -------------------------------------
would be in the best interest of the Taxable Bond Funds to purchase or sell futures contracts, or options thereon, as a hedge against changes resulting from market conditions in the value of the securities held by a Fund, or of securities which it intends to purchase to maintain liquidity, to have fuller exposure to price movements in the bond index or to reduce transaction costs. For example, a Fund may enter into transactions involving a bond index futures contract, which is a bilateral agreement pursuant to which the parties agree to take or make delivery of an amount of cash equal to a specified dollar amount times the difference between the index value (which assigns relative values to the securities included in the index) at the close of the last trading day of the contract and the price at which the futures contract is originally struck. No physical delivery of the underlying bonds in the index is made. The Adviser may also determine that it would be in the interest of a Fund to purchase or sell interest rate futures contracts, or options thereon, which provide for the future delivery of specified fixed-income securities.

     Risks associated with the use of futures contracts and options on futures include (a) imperfect correlation between the change in market values of the securities held by a Fund and the prices of related futures contracts and options on futures purchased or sold by the Fund, and (b) the possible lack of a liquid secondary market for futures contracts (or related options) and the resulting inability of a Fund to close open futures positions, which could have an adverse impact on the Fund's ability to hedge.

     Positions in futures contracts may be closed out only on an exchange which provides a secondary market for such futures. However, there can be no assurance that a liquid secondary market will exist for any particular futures contract at any specific time. Thus, it may not be possible to close a futures position. In the event of adverse price movements, the Fund would continue to be required to make daily cash payments to maintain its required margin. In such situations, if the Fund has insufficient cash, it may have to sell portfolio holdings to meet daily margin requirements at a time when it may be disadvantageous to do so. In addition, the Fund may be required to make delivery of the instruments underlying futures contracts it holds. The inability to close options and futures positions also could have an adverse impact on the Fund's ability to effectively hedge.

     Successful use of futures by the Fund is also subject to the Investment Adviser's ability to correctly predict movements in the direction of the market. For example, if a Fund has hedged against the possibility of a decline in the market adversely affecting securities held by it and securities prices increase instead, the Fund will lose part or all of the benefit to the increased value of its securities which it has hedged because it will have approximately equal offsetting losses in its futures positions. In addition, in some situations, if the Fund has insufficient cash, it may have to sell securities to meet daily variation margin requirements. Such sales of securities may be, but will not necessarily be, at increased prices which reflect the rising market. The Fund may have to sell securities at a time when it may be disadvantageous to do so.

     The risk of loss in trading futures contracts in some strategies can be substantial, due both to the low margin deposits required, and extremely high degree of leverage involved in futures pricing. As a result, a relatively small price movement in a futures contract may result in immediate and substantial loss (as well as gain) to the investor. For example, if at the time of purchase, 10% of the value of the futures contract is deposited as margin, a subsequent 10% decrease in the value of the futures contract would result in a total loss of the margin deposit, before any deduction for the transaction costs, if the account were then closed out. A 15% decrease would result in a loss equal to 150% of the original margin deposit, before any deduction for the
transaction costs, if the contract were closed out.   Thus, a purchase or sale
of a futures contract may result in losses in excess of the amount invested in the contract.

     Utilization of futures transactions by a Fund involves the risk of loss by the Fund of margin deposits in the event of bankruptcy of a broker with whom the Fund has an open position in a futures contract or related option.

     Most futures exchanges limit the amount of fluctuation permitted in futures contract prices during a single trading day. The daily limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day's settlement price at the end of a trading session. Once the daily limit has been reached in a particular type of contract, no trades may be made on that day at a price beyond that limit. The daily limit governs only price movement during a particular trading day and therefore does not limit potential losses, because the limit may prevent the liquidation of unfavorable positions. Futures contract prices have occasionally moved to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and subjecting some futures traders to substantial losses.

     The trading of futures contracts is also subject to the risk of trading halts, suspensions, exchange or clearing house equipment failures, government intervention, insolvency of a brokerage firm or clearing house or other disruptions of normal trading activity, which could at times make it difficult or impossible to liquidate existing positions or to recover excess variation margin payments.

     Each Fund's commodities transactions must constitute bona fide hedging or other permissible transactions pursuant to regulations promulgated by the Commodities and Futures Trading Commission ("CFTC"). In addition, a Fund may not engage in such transactions if the sum of the amount of initial margin deposits and premiums paid for unexpired commodity options, other than for bona fide hedging transactions, would exceed 5% of the liquidation value of its assets, after taking into account unrealized profits and unrealized losses on such contracts it has entered into; provided, however, that in the case of an option that is in-the-money at the time of purchase, the in-the-money amount may be excluded in calculating the percentage limitation. In connection with a futures transaction, unless the transaction is covered in accordance with SEC positions, the Fund will maintain a segregated account with its custodian or sub-custodian consisting of cash or liquid high grade debt securities to the entire amount at risk (less margin deposits) on a continuous basis. The Company intends to comply with the regulations of the CFTC exempting the Fund from registrations as a "commodity pool operator".

     The Taxable Bond Funds intend to limit their transactions in futures contracts and related options so that not more than 5% of each Fund's respective net assets are at risk. For a more detailed description of futures contracts and futures options, including a discussion of the limitations imposed by federal tax law, see Appendix B.

Other Investment Considerations--National Municipal Bond Fund
-------------------------------------------------------------

     The National Municipal Bond Fund may only invest in investment grade municipal securities, which are those rated in one of the four highest rating categories assigned by one or more rating agencies. Municipal securities rated in the lowest of the four highest rating categories are considered to have speculative characteristics, even though they are of investment grade quality, and will be purchased (and retained) only if the Adviser believes that the issuers have an adequate capacity to pay interest and repay principal.
Municipal securities purchased by the Fund whose ratings are subsequently downgraded below the four highest rating categories assigned by a rating agency will be disposed of in an orderly manner, normally within 30 to 60 days. The applicable ratings issued by rating agencies are described in Appendix A to this Statement of Additional Information.

     Although the Fund may invest 25% or more of its respective net assets in
(i) municipal securities whose issuers are in the same state, (ii) municipal securities the interest on which is paid solely from revenues of similar projects, and (iii) private activity bonds, it presently does not intend to do so unless in the opinion of the Adviser the investment is warranted. To the extent that the Fund's assets are invested in municipal securities, the issuers of which are in the same state or that are payable from the revenues of similar projects or in private activity bonds, the Fund will be subject to the peculiar risks presented by the laws and economic conditions relating to such projects and bonds to a greater extent than it would be if its assets were not so invested.

     From time to time, on a temporary defensive basis due to market conditions, the Fund may hold without any limitation uninvested cash reserves and invest without any limitations in taxable obligations in such proportions as in the opinion of the Adviser, prevailing market or economic conditions warrant. Such instruments may include obligations of the U.S. government, its agencies and instrumentalities and debt securities (including commercial paper) of issuers having, at the time of purchase, a quality rating within the two highest rating categories assigned by one or more rating agencies. Uninvested cash reserves will not earn income. See "Investment Strategies & Risks - Money Market Instruments" above.

     Municipal Obligations.  Municipal obligations which may be acquired by the
     ---------------------
National Municipal Bond Fund include debt obligations issued by governmental entities to obtain funds for various public purposes, including the construction of a wide range of public facilities, the refunding of outstanding obligations, the payment of general operating expenses and the extension of loans to public institutions and facilities.

     Opinions relating to the validity of municipal obligations and to the exemption of interest thereon from federal income tax are rendered by bond counsel to the respective issuers at the time of issuance. Neither the Fund nor the Adviser will review the proceedings relating to the issuance of municipal obligations or the basis for such opinions.

     Certain of the municipal obligations held by the Fund may be insured at the time of issuance as to the timely payment of principal and interest. The insurance policies will usually be obtained by the issuer of the municipal obligation at the time of its original issuance. In the event that the issuer defaults on interest or principal payment, the insurer will be notified and will be required to make payment to the bondholders. There is, however, no guarantee that the insurer will meet its obligations. In addition, such insurance will not protect against market fluctuations caused by changes in interest rates and other factors, including credit downgrades, supply and demand.

     The payment of principal and interest on most securities purchased by the Fund will depend upon the ability of the issuers to meet their obligations. An issuer's obligations under its municipal obligations are subject to the provisions of bankruptcy, insolvency, and other laws affecting the rights and remedies of creditors, such as the Federal Bankruptcy Code, and laws, if any, which may be enacted by federal or state legislatures extending the time for payment of principal or interest, or both, or imposing other constraints upon enforcement of such obligations or upon the ability of municipalities to levy taxes. The power or ability of an issuer to meet its obligations for the payment of interest on, and principal of, its municipal obligations may be materially adversely affected by litigation or other conditions.

     Certain types of municipal obligations (private activity bonds) have been or are issued to obtain funds to provide privately operated housing facilities, pollution control facilities, convention or trade show facilities, mass transit, airport, port or parking facilities and certain local facilities for water supply, gas, electricity or sewage or solid waste disposal. Private activity bonds are also issued on behalf of privately held or publicly owned corporations in the financing of commercial or industrial facilities. State and local governments are authorized in most states to issue private activity bonds for such purposes in order to encourage corporations to locate within their communities. The principal and interest on these obligations may be payable from the general revenues of the users of such facilities. Furthermore, payment of principal and interest on municipal securities of certain projects may be secured by mortgages or deeds of trust. In the event of a default, enforcement of the mortgages or deeds of trust will be subject to statutory enforcement procedures and limitations, including rights of redemption and limitations on obtaining deficiency judgments. In the event of a foreclosure, collection of the proceeds of the foreclosure may be delayed, and the amount of proceeds from the foreclosure may not be sufficient to pay the principal of and accrued interest on the defaulted municipal securities. Interest on private activity bonds, although free from regular federal income taxation, may be an item of tax preference for purposes of the federal alternative minimum tax.

     Municipal obligations purchased by the Fund may be backed by letters of credit issued by foreign and domestic banks and other financial institutions. Such letters of credit are not necessarily subject to federal deposit insurance and adverse developments in the banking industry could have a negative effect on the credit quality of the Fund's portfolio securities and its net asset value and share price. Letters of credit issued by foreign banks, like other obligations of foreign banks, may involve certain risks in addition to those of domestic obligations.

     From time to time, proposals have been introduced before Congress for the purpose of restricting or eliminating the federal income tax exemption for interest on municipal obligations. For example, under the Tax Reform Act of 1986, interest on certain private activity bonds must be included in an investor's alternative minimum taxable income, and corporate investors must include all tax-exempt interest in their federal alternative minimum taxable income. The Company cannot, of course, predict what legislation, if any, may be proposed in the future as regards the income tax status of interest on municipal obligations, or which proposals, if any, might be enacted. Such proposals, while pending or if enacted, might materially and adversely affect the availability of municipal obligations for investment by the Fund and the liquidity and value of the Fund's portfolio. In such an event, the Company would reevaluate the Fund's investment objective and policies and consider possible changes in its structure or possible dissolution.

     Municipal Lease Obligations.  The Fund may acquire municipal lease
     ---------------------------
obligations that are issued by a state or local government authority to acquire land and a wide variety of equipment and facilities. These obligations typically are not fully backed by the municipality's credit, and their interest may become taxable if the lease is assigned. If the funds are not appropriated for the following year's lease payments, the lease may terminate, with the possibility of default on the lease obligation and significant loss to the Fund. Certificates of participation in municipal lease obligations or installment sale contracts entitle the holder to a proportionate interest in the lease-purchase payments made. The Adviser determines and monitors the liquidity of municipal lease obligations (including certificates of participation) under guidelines approved by the Board of Directors requiring the Adviser to evaluate the credit quality of such obligations and report on the nature of and the Fund's trading experience in the municipal lease market. Under the guidelines, municipal lease obligations that are not readily marketable and transferable are treated as illiquid. In making a determination that a municipal lease obligation is liquid, the Adviser may consider, among other things (i) whether the lease can be canceled; (ii) the likelihood that the assets represented by the lease can be sold; (iii) the strength of the lessee's general credit; (iv) the likelihood that the municipality will discontinue appropriating funds for the leased property because the property is no longer deemed essential to the operations of the municipality; and (v) availability of legal recourse in the event of failure to appropriate. The Fund will not knowingly invest more than 10% of the value of its net assets in securities, including municipal leases, that are illiquid.

     Stand-By Commitments.  The National Municipal Bond Fund may acquire
     --------------------
"stand-by commitments" with respect to municipal obligations held in its portfolio. Under a "stand-by commitment" a dealer agrees to buy from the Fund, at the Fund's option, specified municipal obligations at a specified price. "Stand-by commitments" acquired by the Fund may also be referred to in this Statement of Additional Information as "put" options.

     The amount payable to the Fund upon its exercise of a "stand-by commitment" is normally (i) the Fund's acquisition cost of the municipal obligations (excluding any accrued interest which the Fund paid on their acquisition), less any amortized market premium or plus any amortized market or original issue discount during the period the Fund owned the securities, plus (ii) all interest accrued on the securities since the last interest payment date during that period. A stand-by commitment may be sold, transferred or assigned by the Fund only with the instrument involved.

     The Fund expects that "stand-by commitments" will generally be available without the payment of any direct or indirect consideration. However, if necessary or advisable, the Fund may pay for a "stand-by commitment" either separately in cash or by paying a higher price for the portfolio securities which are acquired subject to the commitment (thus reducing the yield to maturity otherwise available for the same securities). The total amount paid in either manner for outstanding "stand-by commitments" held by the Fund will not exceed 1/2 of 1% of the value of its total assets calculated immediately after each "stand-by commitment" is acquired.

     The Fund intends to enter into "stand-by commitments" only with dealers, banks and broker/dealers which, in the investment adviser's opinion, present minimal credit risks. The Fund's reliance upon the credit of these dealers, banks and broker/dealers is secured by the value of the underlying municipal obligations that are subject to a commitment.

     The Fund would acquire "stand-by commitments" solely to facilitate portfolio liquidity and does not intend to exercise its rights thereunder for trading purposes. The acquisition of a "stand-by commitment" would not affect the valuation or assumed maturity of the underlying Municipal Securities, which would continue to be valued in accordance with the ordinary method of valuation employed by the Fund. "Stand-by commitments" which would be acquired by the Fund would be valued at zero in determining net asset value. Where the Fund paid any consideration directly or indirectly for a "stand-by commitment" its cost would be reflected as unrealized depreciation for the period during which the commitment was held by the Fund.

     Tax-Exempt Derivatives.  Subject to its investment limitations, the Fund
     ----------------------
may hold tax-exempt derivatives which may be in the form of tender option bonds, participations, beneficial interests in a trust, partnership interests or other forms. The Adviser expects that less than 5% of the Fund's assets will be invested in such securities during the current year. A number of different structures have been used. For example, interests in long-term fixed-rate municipal securities, held by a bank as trustee or custodian, are coupled with tender option, demand and other features when the tax-exempt derivatives are created. Together, these features entitle the holder of the interest to tender (or put), the underlying municipal securities to a third party at periodic intervals and to receive the principal amount thereof. In some cases, municipal securities are represented by custodial receipts evidencing rights to receive specific future interest payments, principal payments, or both, on the underlying municipal securities held by the custodian. Under such arrangements, the holder of the custodial receipt has the option to tender the underlying municipal security at its face value to the sponsor (usually a bank or broker dealer or other financial institution), which is paid periodic fees equal to the difference between the bond's fixed coupon rate and the rate that would cause the bond, coupled with the tender option, to trade at par on the date of a rate adjustment. The Fund may hold tax-exempt derivatives, such as participation interests and custodial receipts, for municipal securities which give the holder the right to receive payment of principal subject to the conditions described above. The Internal Revenue Service has not ruled on whether the interest received on tax-exempt derivatives in the form of participation interests or custodial receipts is tax-exempt, and accordingly, purchases of any such interests or receipts are based on the opinion of counsel to the sponsors of such derivative securities. Neither the Company nor the Adviser will review the proceedings related to the creation of any tax-exempt derivatives or the basis for such opinions.

     Variable and Floating Rate Instruments. Municipal  obligations purchased by
     --------------------------------------
the Fund may include variable and floating rate instruments issued by industrial development authorities and other governmental entities. If such instruments are unrated, they will be determined by the Fund's Adviser (under the supervision of the Board of Directors) to be of comparable quality at the time of purchase to investment grade. While there may be no active secondary market with respect to a particular variable or floating rate demand instrument purchased by the Fund, the Fund may (at any time or during specified periods not exceeding thirteen months, depending upon the instrument involved) demand payment in full of the principal of the instrument and has the right to resell the instrument to a third party. The absence of such an active secondary market, however, could make it difficult for the Fund to dispose of a variable or floating rate demand instrument if the issuer defaulted on its payment obligation or during periods that the Fund is not entitled to exercise its demand rights, and the Fund could, for these or other reasons, suffer a loss with respect to such instruments.

     With respect to the variable and floating rate instruments that may be acquired by the National Municipal Bond Fund the Adviser will consider the earning power, cash flows and other liquidity ratios of the issuers and guarantors of such instruments and, if the instrument is subject to a demand feature, will monitor their financial status to meet payment on demand. In determining average weighted portfolio maturity, an instrument will usually be deemed to have a maturity equal to the longer of the period remaining to the next interest rate adjustment or the time the Fund can recover payment of principal as specified in the instrument. Variable U.S. government obligations held by the Fund, however, will be deemed to have maturities equal to the period remaining until the next interest rate adjustment.

     The variable and floating rate demand instruments that the Fund may purchase include participations in municipal securities purchased from and owned by financial institutions, primarily banks. Participation interests provide the Fund with a specified undivided interest (up to 100%) in the underlying obligation and the right to demand payment of the unpaid principal balance plus accrued interest on the participation interest from the institution upon a specified number of days' notice, not to exceed thirty days. Each participation interest is backed by an irrevocable letter of credit or guarantee of a bank that the Adviser has determined meets the prescribed quality standards for the Fund. The bank typically retains fees out of the interest paid on the obligation for servicing the obligation, providing the letter of credit and issuing the repurchase commitment.

Other Portfolio Information
---------------------------

     American Depository Receipts ("ADRs") and European Depository Receipts
     ----------------------------------------------------------------------
("EDRs"). The Aggregate Bond Fund may invest in sponsored ADRs. ADRs are
--------
receipts issued by an American bank or trust company evidencing ownership of underlying securities issued by a foreign issuer. ADRs may be listed on a national securities exchange or may trade in the over-the-counter market. ADR prices are denominated in U.S. dollars; the underlying security may be denominated in a foreign currency. The underlying security may be subject to foreign government taxes which would reduce the yield on such securities. Investments in foreign securities and ADRs also involve certain inherent risks, such as political or economic instability of the country of issue, the difficulty of predicting international trade patterns and the possibility of imposition of exchange controls. Such securities may also be subject to greater fluctuations in price than securities of domestic corporations. In addition, there may be less publicly available information about a foreign company than about a domestic company. Foreign companies generally are not subject to uniform accounting, auditing and financial reporting standards comparable to those applicable to domestic companies. With respect to certain foreign countries, there is a possibility of expropriation or confiscatory taxation, or diplomatic developments which could affect investment in those countries.

     While "sponsored" and "unsponsored" ADR programs are similar, there are differences regarding ADR holders' rights and obligations and the practices of market participants. A depository may establish an unsponsored facility without participation by (or acquiescence of) the underlying issuer; typically, however, the depository requests a letter of non-objection from the underlying issuer prior to establishing the facility. Holders of unsponsored ADRs generally bear all the costs of the ADR facility. The depository usually charges fees upon the deposit and withdrawal of the underlying securities, the conversion of dividends into U.S. dollars, the disposition of non-cash distribution, and the performance of other services. The depository of an unsponsored facility frequently is under no obligation to distribute shareholder communications received from the underlying issuer or to pass through voting rights to ADR holders in respect of the underlying securities.

     Sponsored ADR facilities are created in generally the same manner as unsponsored facilities, except that sponsored ADRs are established jointly by a depository and the underlying issuer through a deposit agreement. The deposit agreement sets out the rights and responsibilities of the underlying issuer, the depository and the ADR holders. With sponsored facilities, the underlying issuer typically bears some of the costs of the ADR (such as dividend payment fees of the depository), although ADR holders may bear costs such as deposit and withdrawal fees. Depositories of most sponsored ADRs agree to distribute notices of shareholder meetings, voting instructions, and other shareholder communications and information to the ADR holders at the underlying issuer's request.

     The Fund may also invest in EDRs. EDRs are receipts issued by a European financial institution evidencing ownership of underlying foreign securities. The underlying security may be subject to foreign government taxes, which would reduce the yield on such securities.

     Convertible Securities.  The Aggregate Bond Fund may hold convertible
     ----------------------
securities. Convertible securities entitle the holder to receive interest paid or accrued on debt or the dividend paid on preferred stock until the securities mature or are redeemed, converted or exchanged. Prior to conversion, convertible securities have characteristics similar to ordinary debt securities in that they normally provide a stable stream of income with generally higher yields than those of common stock of the same or similar issuers. Convertible securities rank senior to common stock in a corporation's capital structure and therefore generally entail less risk than the corporation's common stock, although the extent to which such risk is reduced depends in large measure upon the degree to which the convertible security sells above its value as a fixed income security. In investing in convertibles, the Fund is looking for the opportunity, through the conversion feature, to participate in the capital appreciation of the common stock into which the securities are convertible, while earning higher current income than is available from the common stock.

     The Fund may not purchase convertible or other securities that (1) are not rated at the time of purchase investment grade by S&P, Moody's or other nationally recognized rating agencies or (2) are unrated and have not been determined by the Adviser to be of comparable quality to a security rated investment grade. Securities rated below investment grade are predominantly speculative and are commonly referred to as junk bonds. To the extent the Fund purchases convertibles rated below investment grade or convertibles that are not rated, a greater risk exists as to the timely repayment of the principal of, and the timely payment of interest or dividends on, such securities. Subsequent to its purchase by the Fund, a rated security may cease to be rated or its rating may be reduced below a minimum rating for purchase by the Fund. The Adviser will consider such an event in determining whether the Fund should continue to hold the security. The Adviser will sell promptly any securities that are non-investment grade as a result of these events and that exceed 5% of the Fund's net assets.

Investment Limitations
----------------------

     Except as otherwise noted in the Prospectus or this Statement of Additional Information, the Company's investment policies are not fundamental and may be changed by the Company's Board of Directors without shareholder approval. However, the Funds also have in place certain fundamental investment limitations, which are set forth below, which may be changed only by a vote of a majority of the outstanding Shares of the Fund.

     The Funds may not:

1.   Make investments for the purpose of exercising control or management.

2. Purchase or sell real estate, provided that each Fund may invest in securities secured by real estate or interests therein or issued by companies or investment trusts which invest in real estate or interests therein; provided further that, (a) the Aggregate Bond Fund may invest in first mortgage loans, income participation loans and participation certificates in pools of mortgages, including mortgages issued or guaranteed by the U.S. Government, its agencies or its instrumentalities and CMOs; and (b) the U.S. Government Securities Fund may invest in certain mortgage-backed securities, including CMOs, and certain other securities.

3. Act as an underwriter of securities within the meaning of the Securities Act of 1933 except insofar as a Fund might be deemed to be an underwriter upon disposition of portfolio securities acquired within the limitation on purchases of restricted securities and except to the extent that the purchase of obligations directly from the issuer thereof in accordance with a Fund's investment objective, policies and limitations may be deemed to be underwriting.

4. Purchase or sell commodity contracts, or invest in oil, gas or mineral exploration or development programs, except that the National Municipal Bond Fund may, to the extent appropriate to its investment objective, purchase publicly traded securities of companies engaging in whole or in part in such activities.

5. Purchase securities on margin, make short sales of securities or maintain a short position, except that (a), with the exception of the National Municipal Bond Fund, this investment limitation shall not apply to a Fund's transactions in options, and futures contracts and related options, and (b) a Fund may obtain short-term credits as may be necessary for the clearance of purchases and sales of portfolio securities.

6. Purchase securities of any one issuer (other than obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities) if, immediately after and as a result of such investments, more than 5% of the Fund's total assets would be invested in the securities of such issuer, or more than 10% of the issuer's outstanding voting securities would be owned by the Company or the Fund, except that up to 25% of the Fund's total assets may be invested without regard to such limitations.

7. Purchase any securities which would cause 25% or more of the Fund's total assets at the time of purchase to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided however, that (a) with respect to the U.S. Government Securities Fund and the Aggregate Bond Fund (i) there is no limitation with respect to obligations issued or guaranteed by the U.S. government, its agencies or instrumentalities, and repurchase agreements secured by obligations of the U.S. government or its agencies or instrumentalities; (ii) wholly-owned finance companies will be considered to be in the industries of their parents if their activities are primarily related to financing the activities of their parents; and (iii) utilities will be divided according to their services (for example, gas, gas transmission, electric and gas, electric, and telephone will each be considered a separate industry); and (b) with respect to the National Municipal Bond Fund, there is no limitation with respect to obligations issued or guaranteed by the U.S. government, any state, territory or possession of the U.S. government, the District of Columbia, or any of their authorities, agencies, instrumentalities or political subdivisions.

8. Borrow money or issue senior securities, except that each Fund may borrow from banks and the Aggregate Bond Fund and U.S. Government Securities Fund may enter into reverse repurchase agreements for temporary defensive purposes in amounts not in excess of 10% of the Fund's total assets at the time of such borrowing; or mortgage, pledge, or hypothecate any assets, except in connection with any such borrowing and in amounts not in excess of the lesser of the dollar amounts borrowed or 10% of the Fund's total assets at the time of such borrowing; or purchase securities while its borrowings exceed 5% of its total assets. A Fund's transactions in futures and related options (including the margin posted by a Fund in connection with such transactions), and securities held in escrow or separate accounts in connection with a Fund's investment practices described in the Prospectus or this Statement of Additional Information are not subject to this limitation.

9. Make loans, except that (a) each Fund may purchase or hold debt instruments, lend portfolio securities and make other investments in accordance with its investment objective and policies, and (b) the Aggregate Bond Fund may enter into repurchase agreements.


                                NET ASSET VALUE

     The net asset value per share of each Fund is calculated separately for the Retail A Shares, Retail B Shares, Institutional Shares and Y Shares by adding the value of all portfolio securities and other assets belonging to the particular Fund that are allocated to a particular series, subtracting the liabilities charged to that series, and dividing the result by the number of outstanding shares of that series. Assets belonging to a Fund consist of the consideration received upon the issuance of shares of the particular Fund together with all net investment income, realized gains/losses and proceeds derived from the investment thereof, including any proceeds from the sale of such investments, any funds or payments derived from any reinvestment of such proceeds, and a portion of any general assets of the Company not belonging to a particular investment portfolio. The liabilities that are charged to a Fund are borne by each share of the Fund, except for certain payments under the Funds' Distribution and Service Plans and Shareholder Servicing Plans applicable only to Retail A Shares, Retail B Shares and Y Shares. Subject to the provisions of the Articles of Incorporation, determinations by the Board of Directors as to the direct and allocable liabilities, and the allocable portion of any general assets, with respect to a particular Fund are conclusive.

     Net asset value for purposes of pricing purchase and redemption orders is determined as of the close of regular trading hours on the New York Stock Exchange (the "Exchange"), normally, 3:00 p.m. Central Time, on each day the Exchange is open for trading. Currently, the Exchange observes the following holidays: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day (observed), Independence Day (observed), Labor Day, Thanksgiving and Christmas.

     Shares which are traded on a recognized domestic stock exchange are valued at the last sale price on the securities exchange on which such securities are primarily traded or at the last sale price on the national securities market. The value of a Fund's portfolio securities that are traded on stock exchanges outside the United States are based upon the price on the exchange as of the close of business of the exchange immediately preceding the time of valuation, except when an occurrence subsequent to the time a value was so established is likely to have changed such value. Exchange- traded securities for which there were no transactions are valued at the current bid prices for the Funds. Securities traded on only over-the-counter markets are valued on the basis of closing over-the-counter bid prices. Securities trading in over-the-counter markets in European and Pacific Basin countries is normally completed well before 3:00 p.m. Central time. In addition, European and Pacific Basin securities trading may not take place on all business days. Furthermore, trading takes place in Japanese markets on certain Saturdays and in various foreign markets on days which are not business days in New York and on which the net asset value of a Fund is not calculated. The calculation of the net asset value of a Fund may not take place contemporaneously with the determination of the prices of portfolio securities used in such calculation. Events affecting the values of portfolio securities that occur between the time their prices are determined and 3:00 p.m. Central time, and at other times, may not be reflected in the calculation of net asset value of a Fund.

                ADDITIONAL PURCHASE AND REDEMPTION INFORMATION

     Computation of Offering Price of the Funds.  An illustration of the
     ------------------------------------------
computation of the initial offering price per share of the Retail A Shares of the U.S. Government Securities Fund, Aggregate Bond Fund and National Municipal Bond Funds is set forth below. This computation is based on the value of the net assets and number of outstanding securities of the Predecessor Mercantile U.S. Government Securities Fund, Predecessor Mercantile Government & Corporate Fund and Predecessor Mercantile National Municipal Bond Fund, respectively, at May 31, 2000, as follows:

                           U.S. Government   Aggregate       National
                             Securities        Bond          Municipal
                                Fund           Fund          Bond Fund
                           ---------------  ------------   ------------
Net Assets                    $3,778,614     $3,096,351     $1,437,564
Number of Shares Outstanding  $  372,572     $  319,934     $  155,603
Net Asset Value Per Share     $    10.14     $     9.68     $     9.24
Sales Charge, 4.00% of
  offering price (4.17%
  of net asset value
  per share)                        4.00%          4.00%          4.00%
Public Offering Price         $    10.56     $    10.08     $     9.63

      Shareholder organizations or Institutions may be paid by the Funds for advertising, distribution or shareholder services. Depending on the terms of the particular account, shareholder organizations or Institutions also may charge their customers fees for automatic investment, redemption and other services provided. Such fees may include, for example, account maintenance fees, compensating balance requirements or fees based upon account transactions, assets or income. Shareholder organizations or Institutions are responsible for providing information concerning these services and any charges to any customer who must authorize the purchase of Fund shares prior to such purchase.

      Under the 1940 Act, the Funds may suspend the right of redemption or postpone the date of payment for shares during any period when (a) trading on the Exchange is restricted by applicable rules and regulations of the SEC; (b) the Exchange is closed for other than customary weekend and holiday closings;
(c) the SEC has by order permitted such suspension; or (d) an emergency exists as determined by the SEC. (The Funds may also suspend or postpone the recording of the transfer of their shares upon the occurrence of any of the foregoing conditions.)

      The Company has filed an election pursuant to Rule 18f-1 under the 1940 Act which provides that each portfolio of the Company is obligated to redeem shares solely in cash up to $250,000 or 1% of such portfolio's net asset value, whichever is less, for any one shareholder within a 90-day period. Any redemption beyond this amount may be made in proceeds other than cash.

      In addition to the situations described in the Funds' Prospectus under "Redeeming Shares," the Funds may redeem shares involuntarily when appropriate under the 1940 Act, such as to reimburse the Funds for any loss sustained by reason of the failure of a shareholder to make full payment for shares purchased by the shareholder or to collect any charge relating to a transaction effected for the benefit of a shareholder which is applicable to Fund shares as provided in the Prospectus from time to time.

Reducing Your Sales Charge on Retail A Shares.
---------------------------------------------

     A. Rights of Accumulation

     As stated in the Prospectus, a reduced sales charge applies to any purchase of Retail A Shares of any Firstar Fund that is sold with a sales charge (an "Eligible Fund") where an investor's then current aggregate investment is $100,000 or more. "Aggregate investment" means the total of (a) the dollar amount of the then current purchase of shares of an Eligible Fund, and (b) the value (based on current net asset value) of previously purchased and beneficially owned shares of any Eligible Fund on which a sales charge has been paid. If, for example, an investor beneficially owns shares of one or more Eligible Fund, with an aggregate current value of $99,000 on which a sales charge has been paid and subsequently purchases shares of an Eligible Fund which is an Equity Fund having a current value of $1,000, the sales charge applicable to the subsequent purchase would be reduced to 3.50% of the offering price. Similarly, each subsequent investment in Eligible Fund shares may be added to an investor's aggregate investment at the time of purchase to determine the applicable sales charge.

     B. Letter of Intent

     As discussed in the Prospectus, Retail A Shares of the Company purchased over a 13-month period through a Letter of Intent qualify for the same reduced sales charge as if all purchased at once. During the term of the Letter of Intent, the transfer agent will hold in escrow shares equal to 5% of the amount indicated in the Letter of Intent for payment of a higher sales charge if an investor does not purchase the full amount indicated in the Letter of Intent. The escrow will be released when an investor fulfills the terms of the Letter of Intent by purchasing the specified amount. Any redemptions made during the 13-month period will be subtracted from the amount of purchases in determining whether the Letter of Intent has been completed. If total purchases qualify for a further sales charge reduction, the sales charge will be adjusted to reflect an investor's total purchases. If total purchases are less than the amount specified in the Letter of Intent, an investor will be requested to remit an amount equal to the difference between the sales charge actually paid and the sales charge applicable to the total purchases. If such remittance is not received within 20 days, the transfer agent, as attorney-in-fact pursuant to the terms of the Letter of Intent and at the Distributor's direction, will redeem an appropriate number of shares held in escrow to realize the difference. Signing a Letter of Intent does not bind an investor to purchase the full amount indicated as the sales charge in effect at the time of signing, but an investor must complete the intended purchase in accordance with the terms of the Letter of Intent to obtain the reduced sales charge. To apply, an investor must indicate his or her intention to do so under a Letter of Intent at the time of purchase of Shares.

     Exchange Privilege. By use of the exchange privilege, shareholders
     ------------------
authorize the transfer agent to act on telephonic or written exchange instructions from any person representing himself to be the shareholder or in some cases, the shareholder's registered representative or account representative of record, and believed by the transfer agent to be genuine. The transfer agent's records of such instructions are binding. The exchange privilege may be modified or terminated at any time upon notice to shareholders.

     Exchange transactions described in paragraphs A, B, C, D, E, F and G below will be made on the basis of the relative net asset values per share of the

Funds included in the transaction.

     A. Retail A Shares of any Fund purchased with a sales charge, as well as additional shares acquired through reinvestment of dividends or distributions on such shares, may be exchanged without a sales charge for other Retail A Shares of any other Fund offered by the Company.

     B. Retail A Shares of any Fund offered by the Company or money market fund shares ("MMF Shares") acquired by a previous exchange transaction involving Retail A Shares on which a sales charge has directly or indirectly been paid (e.g., shares purchased with a sales charge or issued in connection with an exchange involving shares that had been purchased with a sales charge) as well as additional Shares acquired through reinvestment of dividends or distributions on such Shares, may be exchanged without a sales charge for Retail A Shares of any other Fund offered by the Company with a sales charge. To accomplish an exchange under the provisions of this paragraph, investors must notify the transfer agent of their prior ownership of Retail A Shares and their account number.

     C. Retail B Shares acquired pursuant to an exchange transaction will continue to be subject to a contingent deferred sales charge. However, Retail B Shares that have been acquired through an exchange of Retail B Shares may be exchanged for other Retail B Shares without the payment of a contingent deferred sales charge at the time of exchange. In determining the holding period for calculating the contingent deferred sales charge payable on redemption of Retail B Shares, the holding period of the shares originally held will be added to the holding period of the shares acquired through exchange.

     D. Retail B Shares may be exchanged for MMF Shares (but not for Institutional Money Market Fund Shares) without paying a contingent deferred sales charge. In determining the holding period for calculating the contingent deferred sales charge payable on redemption of Retail B Shares, the holding period of the shares originally held will be added to the holding period of the shares acquired through exchange. If the shareholder subsequently exchanges the shares back into Retail B Shares of a Fund, the holding period accumulation on the shares will continue to accumulate. In the event that a shareholder wishes to redeem MMF Shares acquired by exchange for Retail B Shares of a Fund, the contingent deferred sales charge applicable to the accumulated Retail B Shares and money market fund shares will be charged.

     E. Retail A Shares of any Fund may be exchanged without a sales load for Retail A Shares in any other Firstar Fund that are offered without a sales load.

     F. Institutional Shares of any Fund may be exchanged for Institutional Shares of any other Firstar Fund.

     G. Y Shares of any Fund may be exchanged for Y Shares of any other Firstar Fund. Y Shares of the Fund may be exchanged for shares of the Institutional Money Market Fund or Institutional Shares of a Money Market Fund.

     Except as stated above, a sales load will be imposed when shares of any Fund that were purchased or otherwise acquired without a sales load are exchanged for Retail A Shares of another Firstar Fund which are sold with a sales load.

     Retail A Shares of any Fund will be exchanged for Institutional Shares if the shares are registered in the name of an employer-sponsored qualified retirement plan administered by Firstar and assets equal or exceed $1 million at the preceding month-end. The date of the exchange will be 15 business days following the month-end in which the plan assets equal or exceed $1 million.

     Shares in a Fund from which the shareholder is withdrawing an investment will be redeemed at the net asset value per share next determined on the date of receipt. Shares of the new Fund into which the shareholder is investing will be purchased at the net asset value per share next determined (plus any applicable sales charge) after acceptance of the request by the Company in accordance with the policies for accepting investments. Exchanges of Shares will be available only in states where they may legally be made.

     Exemptions from CDSC.  Certain types of redemptions may also qualify for an
     --------------------
exemption from the contingent deferred sales charge. To receive exemptions (i),
(ii) or (iii) below, a shareholder must explain the status of his or her redemption. If you think you may be eligible for a contingent deferred sales charge waiver listed below, be sure to notify your Shareholder Organization or the Distributor at the time Retail B Shares are redeemed. The following is a more detailed description of certain of the instances described in the Prospectus in which the contingent deferred sales charge with respect to the B Shares is not assessed:

(i) redemptions in connection with required (or, in some cases, discretionary) distributions to participants or beneficiaries of an employee pension, profit sharing or other trust or qualified retirement or Keogh plan, individual retirement account or custodial account maintained pursuant to Section 403(b)(7) of the Internal Revenue Code of 1986, as amended (the "Code"), due to death, disability or the attainment of a specified age;

(ii)  redemptions in connection with the death or disability of a shareholder;
or

(iii) redemptions resulting from certain tax-free returns from IRAs of excess contributions pursuant to section 408(d)(4) or (5) of the Code.

Retirement Plans: Retail A and Retail B Shares of the Funds
-----------------------------------------------------------

     Individual Retirement Accounts.  The Company has available a plan (the
     ------------------------------
"Traditional IRA") for use by individuals with compensation for services rendered (including earned income from self-employment) who wish to use shares of the Funds as a funding medium for individual retirement saving. However, except for rollover contributions, an individual who has attained, or will attain, age 70 1/2 before the end of the taxable year may only contribute to a Traditional IRA for his or her nonworking spouse under age 70 1/2. Distribution of an individual's Traditional IRA assets (and earnings thereon) before the individual attains age 59 1/2 will (with certain exceptions) result in an additional 10% tax on the amount included in the individual's gross income. Earnings on amounts contributed to the Traditional IRA are not subject to federal income tax until distributed.

     The Company also has available a Roth Individual Retirement Account (the "Roth IRA") for retirement saving for use by individuals with compensation for services rendered. A single individual with adjusted gross income of up to $110,000 may contribute to a Roth IRA (for married couples filing jointly, the adjusted gross income limit is $160,000), and contributions may be made even after the Roth IRA owner has attained age 70 1/2, as long as the account owner has earned income. Contributions to a Roth IRA are not deductible. Earnings on amounts contributed to a Roth IRA, however, are not subject to federal income tax when distributed if the distribution is a "qualified distribution" (i.e., the Roth IRA has been held for at least five years beginning with the first tax year for which a contribution was made to any Roth IRA of the account owner and the distribution is due to the account owner's attainment of age 59 1/2, disability or death, or for qualified first-time homebuyer expenses). A non-qualified distribution of an individual's Roth IRA assets (and the earnings thereon) will (with certain exceptions) result in an additional 10% tax on the amount included in the individual's gross income.

     The Company permits certain employers (including self-employed individuals) to make contributions to employees' Traditional IRAs if the employer establishes a Simplified Employee Pension ("SEP") plan and/or a Salary Reduction SEP ("SARSEP"). Although SARSEPs may not be established after 1996, employers may continue to make contributions to SARSEPs established before January 1, 1997, under the pre-1997 federal tax law. A SEP permits an employer to make discretionary contributions to all of its employees' Traditional IRAs (employees who have not met certain eligibility criteria may be excluded) equal to a uniform percentage of each employee's compensation (subject to certain limits). If an employer (including a self-employed individual) established a SARSEP before January 1, 1997, employees may defer a percentage of their compensation -
- pre-tax -- to Traditional IRAs (subject to certain limits). The Code provides certain tax benefits for contributions by an employer, pursuant to a SEP and/or SARSEP, to an employee's Traditional IRA. For example, contributions to an employee's Traditional IRA pursuant to a SEP and/or SARSEP are deductible (subject to certain limits) and the contributions and earnings thereon are not taxed until distributed.

     Savings Incentive Match Plan for Employees of Small Employers.  The Company
     -------------------------------------------------------------
also has available a simplified tax-favored retirement plan for employees of small employers (a "SIMPLE IRA Plan"). If an employer establishes a SIMPLE IRA Plan, contributions under the Plan are made to eligible employees' SIMPLE individual retirement accounts ("SIMPLE IRAs"). Each eligible employee may choose to defer a percentage of his or her pre-tax compensation to the employee's SIMPLE IRA. The employer must generally make an annual matching contribution to the SIMPLE IRA of each eligible employee equal to the employee's salary reduction contributions, up to a limit of 3 percent of the employee's compensation. Alternatively, the employer may make an annual non-discretionary contribution to the SIMPLE IRA of each eligible employee equal to 2 percent of each employee's compensation. As with contributions to an employee's IRA pursuant to a SEP and/or SARSEP, the Code provides tax benefits for contributions by an employer, pursuant to a SIMPLE IRA Plan, to an employee's SIMPLE IRA. For example, contributions to an employee's SIMPLE IRA are deductible (subject to certain limits) and the contributions and earnings thereon are not taxed until distributed.

     In the SIMPLE IRA Plan and in Traditional and Roth IRAs, distributions of net investment income and capital gains will be automatically reinvested.

     The foregoing brief descriptions are not complete or definitive explanations of the SIMPLE IRA Plan, the Traditional IRA, or the Roth IRA available for investment in the Funds. Any person who wishes to establish a retirement plan account may do so by contacting Investor Services at 800-677-FUND. The complete Plan documents and applications will be provided to existing or prospective shareholders upon request, without obligation. The Company recommends that investors consult their attorneys or tax advisors to determine if the retirement programs described herein are appropriate for their needs.

     Additional Information Regarding Shareholder Services for Retail Shares
     -----------------------------------------------------------------------

      The Retail A and Retail B Shares of the Funds offer a Periodic Investment Plan whereby a shareholder may automatically make purchases of shares of a Fund on a regular, monthly basis ($50 minimum per transaction). Under the Periodic Investment Plan, a shareholder's designated bank or other financial institution debits a preauthorized amount on the shareholder's account each month and applies the amount to the purchase of Retail A and Retail B Shares. The Periodic Investment Plan must be implemented with a financial institution that is a member of the Automated Clearing House. No service fee is currently charged by a Fund for participation in the Periodic Investment Plan. A $20 fee will be imposed by the transfer agent if sufficient funds are not available in the shareholder's account or the shareholder's account has been closed at the time of the automatic transaction.

      The Periodic Investment Plan permits an investor to use "Dollar Cost Averaging" in making investments. Instead of trying to time market performance, a fixed dollar amount is invested in Retail A or Retail B Shares at predetermined intervals. This may help investors to reduce their average cost per share because the agreed upon fixed investment amount allows more Retail A or Retail B Shares to be purchased during periods of lower Retail A or Retail B Share prices and fewer Retail A or Retail B Shares to be purchased during periods of higher Retail A or Retail B Share prices. In order to be effective, Dollar Cost Averaging should usually be followed on a sustained, consistent basis. Investors should be aware, however, that Retail A or Retail B Shares bought using Dollar Cost Averaging are purchased without regard to their price on the day of investment or to market trends. Dollar Cost Averaging does not assure a profit and does not protect against losses in a declining market. In addition, while investors may find Dollar Cost Averaging to be beneficial, it will not prevent a loss if an investor ultimately redeems his Retail A or Retail B Shares at a price which is lower than their purchase price. An investor may want to consider his financial ability to continue purchases through periods of low price levels.

      The Retail A and Retail B Shares of the Funds permit shareholders to effect ConvertiFund/R transactions, an automated method by which a shareholder of either of these Classes may invest proceeds from one account to another account of the Retail A or Retail B Shares of the Firstar family of funds, as the case may be. Such proceeds include dividend distribution, capital gain distributions and systematic withdrawals. ConvertiFund/R transactions may be used to invest funds from a regular account to another regular account, from a qualified plan account to another qualified plan account, or from a qualified plan account to a regular account.

      The Retail A and Retail B Shares of the Funds offer shareholders a Systematic Withdrawal Plan, which allows a shareholder who owns shares of a Fund worth at least $5,000 at current net asset value at the time the shareholder initiates the Systematic Withdrawal Plan to designate that a fixed sum ($50 minimum per transaction) be distributed to the shareholder or as otherwise directed at regular intervals.

Special Procedures for In-Kind Payments
---------------------------------------

      Payment for shares of a Fund may, in the discretion of the Fund, be made in the form of securities that are permissible investments for the Fund as described in its Prospectus. For further information about this form of payment, contact Investor Services at 1-800-677-FUND. In connection with an in-kind securities payment, a Fund will require, among other things, that the securities be valued on the day of purchase in accordance with the pricing methods used by the Fund; that the Fund receive satisfactory assurances that it will have good and marketable title to the securities received by it; that the securities be in proper form for transfer to the Fund; that adequate information be provided to the Fund concerning the basis and other tax matters relating to the securities; and that the amount of the purchase be at least $1,000,000.

                             DESCRIPTION OF SHARES

     The Company's Articles of Incorporation authorize the Board of Directors to issue up to 150,000,000,000 full and fractional shares of common stock, $.0001 par value per share, which is divided into thirty classes (each, a "class" or "fund"). Each class of the Funds included in this SAI is divided into four series designated as Y Shares, Institutional Shares, Retail A Shares and Retail B Shares (each, a "Series") and consists of the number of authorized shares set forth next to its Fund name in the table below:

Class-Series of           Fund in which Stock         Number of Authorized
Common Stock              Represents Interest         Shares in Each Series
-----------------       ------------------------      ---------------------
22-Institutional         Aggregate Bond                     100 Million
22-Y                                                        100 Million
22-A                                                        100 Million
22-B                                                        100 Million
23-Institutional         U.S. Government Securities         100 Million
23-Y                                                        100 Million
23-A                                                        100 Million
23-B                                                        100 Million
24-Institutional         National Municipal Bond            100 Million
24-Y                                                        100 Million
24-A                                                        100 Million
24-B                                                        100 Million

     The Board of Directors has also authorized the issuance of classes 1 through 21 common stock representing interests in twenty-one other separate investment portfolios which are described in separate statements of additional information. The remaining authorized shares are classified into six additional classes representing interests in other potential future investment portfolios of the Company. The Directors may similarly classify or reclassify any particular class of shares into one or more additional series.

     In the event of a liquidation or dissolution of the Company or an individual Fund, shareholders of a particular Fund would be entitled to receive the assets available for distribution belonging to such Fund, and a proportionate distribution, based upon the relative assets of the Company's respective investment portfolios, of any general assets not belonging to any particular portfolio which are available for distribution. Subject to the allocation of certain costs, expenses, charges and reserves attributed to the operation of a particular series as described in the Funds' Prospectus, shareholders of a Fund are entitled to participate equally in the net distributable assets of the particular Fund involved on liquidation, based on the number of shares of the Fund that are held by each shareholder.

     Shareholders of each class of the Funds are entitled to one vote for each full share held and proportionate fractional votes for fractional shares held. Shareholders of the Funds, as well as those of any other investment portfolio offered by the Company, will vote together in the aggregate and not separately on a portfolio-by -portfolio basis, except as otherwise required by law or when the Board of Directors determines that the matter to be voted upon affects only the interests of the shareholders of a particular class or a particular series within a class. Rule 18f-2 under the 1940 Act provides that any matter required to be submitted to the holders of the outstanding voting securities of an investment company such as the Company shall not be deemed to have been effectively acted upon unless approved by the shareholders of each portfolio affected by the matter. A portfolio is affected by a matter unless it is clear that the interests of each portfolio in the matter are substantially identical or that the matter does not affect any interest of the portfolio. Under the Rule, the approval of an investment advisory agreement or any change in a fundamental investment policy would be effectively acted upon with respect to a portfolio only if approved by a majority of the outstanding shares of such portfolio. However, the Rule also provides that the ratification of the appointment of independent accountants, the approval of principal underwriting contracts and the election of Directors may be effectively acted upon by shareholders of the Company voting together in the aggregate without regard to particular portfolios. Similarly, on any matter submitted to the vote of shareholders which only pertains to agreements, liabilities or expenses applicable to one series of a Fund (such as a Distribution and Service Plan applicable to Retail A or B Shares) but not the other series of the same Fund, only the affected series will be entitled to vote. Each share of a class of a Fund represents an equal proportionate interest with other shares of other classes in that Fund, respectively. Shares are entitled to such dividends and distributions earned on its assets as are declared at the discretion of the Board of Directors. Shares of the Funds do not have preemptive rights.

      When issued for payment as described in the Funds' Prospectus and this SAI, shares of the Funds will be fully paid and non-assessable by the Company, except as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, as amended, which in general provides for personal liability on the part of a corporation's shareholders for unpaid wages of employees. The Company does not intend to have any employees and, to that extent, the foregoing statute will be inapplicable to holders of Fund shares and will not have a material effect on the Company.

      The Articles of Incorporation authorize the Board of Directors, without shareholder approval (unless otherwise required by applicable law), to: (a) sell and convey the assets belonging to a series of shares to another management investment company for consideration which may include securities issued by the purchaser and, in connection therewith, to cause all outstanding shares of such series to be redeemed at a price which is equal to their net asset value and which may be paid in cash or by distribution of the securities or other consideration received from the sale and conveyance; (b) sell and convert the assets belonging to a series of shares into money and, in connection therewith, to cause all outstanding shares of such series to be redeemed at their net asset value; or (c) combine the assets belonging to a series of shares with the assets belonging to one or more other series of shares if the Board of Directors reasonably determines that such combination will not have a material adverse effect on the shareholders of any series participating in such combination and, in connection therewith, to cause all outstanding shares of any such series to be redeemed or converted into shares of another series of shares at their net asset value.

                    ADDITIONAL INFORMATION CONCERNING TAXES

      Each Fund intends to qualify as a regulated investment company under

Subchapter M of the Internal Revenue Code, and to distribute out its income to shareholders each year, so that the Fund itself generally will be relieved of federal income and excise taxes. If a Fund were to fail to so qualify: (1) the Fund would be taxed at regular corporate rates without any deduction for distributions to shareholders; and (2) shareholders would be taxed as if they received ordinary dividends, although corporate shareholders could be eligible for the dividends received deduction. Moreover, if a Fund were to fail to make sufficient distributions in a year, the Fund would be subject to corporate income taxes and/or excise taxes in respect of the shortfall or, if the shortfall is large enough, the Fund could be disqualified as a regulated investment company.

     A 4% non-deductible excise tax is imposed on regulated investment companies that fail to distribute with respect to each calendar year at least 98% of their ordinary taxable income for the calendar year and capital gain net income (excess of capital gains over capital losses) for the one year period ending October 31 of such calendar year and 100% of any such amounts that were not distributed in the prior year. Each Fund intends to make sufficient distributions or deemed distributions of its ordinary taxable income and any capital gain net income prior to the end of each calendar year to avoid liability for this excise tax.

     Dividends declared in October, November or December of any year that are payable to shareholders of record on a specified date in such months will be deemed to have been received by shareholders and paid by a Fund on December 31 of such year if such dividends are actually paid during January of the following year.

     Each Fund will be required in certain cases to withhold and remit to the United States Treasury 31% of taxable dividends or gross sale proceeds paid to any shareholder who (i) has failed to provide a correct tax identification number, (ii) is subject to back-up withholding by the Internal Revenue Service for failure to properly include on his or her return payments of taxable interest or dividends, or (iii) has failed to certify to the Fund that he or she is not subject to back-up withholding when required to do so or that he or she is an "exempt recipient."

     The National Municipal Bond Fund intends to invest all or substantially all, of its assets in debt obligations, the interest on which is exempt for federal income tax purposes. For the Fund to pay tax-exempt dividends for any taxable year, at least 50% of the aggregate value of the Fund's assets at the close of each quarter of the Fund's taxable year must consist of exempt-interest obligations.

     The National Municipal Bond Fund is designed to provide investors with current tax-exempt interest income. The Fund is not intended to constitute a balanced investment program and is not designed for investors seeking capital appreciation or maximum tax-exempt income irrespective of fluctuations in principal. Shares of the Fund may not be suitable for tax-exempt institutions, or for retirement plans qualified under Section 401 of the Internal Revenue Code of 1986 (the "Code"), H.R. 10 plans and individual retirement accounts because such plans and accounts are generally tax-exempt and, therefore, not only would not gain any additional benefit from the Fund's dividends being tax-exempt, but such dividends ultimately would be taxable to the beneficiaries when distributed to them. In addition, the Fund may not be an appropriate investment for entities which are "substantial users" of facilities financed by private activity bonds or "related persons" thereof. "Substantial user" is defined under U.S. Treasury Regulations to include a non-exempt person who regularly uses a part of such facilities in his trade or business and whose gross revenues derived with respect to the facilities financed by the issuance of bonds are more than 5% of the total revenues derived by all users of such facilities, who occupies more than 5% of the usable area of such facilities, or for whom such facilities, or a part thereof were specifically constructed, reconstructed or acquired. "Related persons" include certain related natural persons, affiliated corporations, a partnership and its partners and an S Corporation and its shareholders.

                           MANAGEMENT OF THE COMPANY

      The business and affairs of the Funds are managed under the direction of the Board of Directors of the Company. The Board is responsible for acting on behalf of the shareholders.

      The Board does not normally hold shareholder meetings except when required by the 1940 Act or other applicable law. The Board will call a shareholders' meeting for the purpose of voting on the question of removal of a Director when requested to do so in writing by the record holders of not less than 10% of the outstanding shares of the Company that are entitled to vote.

Directors and Officers
----------------------

      The Directors and Officers of the Company, their addresses, principal occupations during the past five years and other affiliations are as follows:

                                          Principal Occupations During Past 5
                       Position(s) held   Years
Name, Address & Age    with the Company   and Other Affiliations
--------------------------------------------------------------------------------
James M. Wade          Chairman            Vice President and Chief Financial
2802 Wind Bluff        of the              Officer, Johnson Controls, Inc. (a
Circle                 Board               controls manufacturing company),
Wilmington, NC 28409                       January 1987-May 1991.
Age: 57

Glen R. Bomberger       Director           Executive Vice President, Chief
One Park Plaza                             Financial Officer and Director,
11270 West Park Place                      A.O. Smith Corporation (a
Milwaukee, WI 53224-                       diversified manufacturing company)
3690                                       since January 1987; Director of
Age: 63                                    companies affiliated with A.O.
                                           Smith Corporation; Director, Smith
                                           Investment Company; Director of
                                           companies affiliated with Smith
                                           Investment Company.


Jerry G. Remmel         Director           Vice President, Treasurer and Chief
16650 A Lake Circle                        Financial Officer of Wisconsin
Brookfield, WI 53005                       Energy Corporation 1994-1996;
Age: 69                                    Treasurer of Wisconsin Electric
                                           Power Company 1973-1996; Director
                                           of Wisconsin Electric Power Company
                                           1989-1996; Senior Vice President,
                                           Wisconsin Electric Power Company
                                           1988 - 1994; Chief Financial
                                           Officer, Wisconsin Electric Power
                                           Company 1983-1996; Vice President
                                           and Treasurer, Wisconsin Electric
                                           Power Company, 1983 - 1989.

Richard K. Riederer     Director           President and Chief Executive
400 Three Springs                          Officer of Weirton Steel since
Drive                                      1995; Director of Weirton Steel
Weirton, WV  26062-                        since 1993; Executive Vice
4989                                       President and Chief Financial
Age: 56                                    Officer, Weirton Steel January 1994
                                           - 1995; Vice President of Finance
                                           and Chief Financial Officer,
                                           Weirton Steel January 1989-1994;
                                           Member, Board of Directors of
                                           American Iron and Steel Institute
                                           since 1995; Member, Board of
                                           Directors, National Association of
                                           Manufacturers since 1995; Member,
                                           Board of Directors, WESBANCO since
                                           September 1997; Trustee of Carnegie
                                           Mellon University since 1997.

Charles R. Roy          Director           Vice President - Finance, Chief
14245 Heatherwood                          Financial Officer and Secretary,
Court                                      Rexnord Corporation (an equipment
Elm Grove, WI  53122                       manufacturing company), 1988 -
Age: 69                                    1992; Vice President - Finance and
                                           Administration, Rexnord Inc., 1982
                                           - 1988; Officer and Director of
                                           several Rexnord subsidiaries until
                                           1992.

Bruce Laning<F1>        Director,          President and CEO, FIRMCO, since
777 E. Wisconsin        President and      2000; Director, FIRMCO since
Avenue,                 Treasurer          2000; Senior Vice President,
Suite 800                                  FIRMCO since 1999; Vice
Milwaukee, WI  53202                       President, FIRMCO since 1994.
Age: 40

Bronson J. Haase<F1>    Director           Employee of Wisconsin Energy
626 E. Wisconsin                           since April, 2000; President and
Avenue                                     CEO of Wisconsin Gas Company,
Milwaukee, WI 53202                        WICOR Energy, FieldTech and Vice
Age: 56                                    President of WICOR, Inc. since
                                           1998; President and CEO of
                                           Ameritech - Wisconsin (formerly
                                           Wisconsin Bell) 1993-1998;
                                           President of Wisconsin Bell
                                           Communications 1988-1993; Board
                                           of Directors, The Marcus
                                           Corporation; Trustee of Roundy
                                           Foods; Chairman of the Wisconsin
                                           Utilities Association.

W. Bruce McConnel       Secretary          Partner of the law firm of
One Logan Square                           Drinker Biddle & Reath LLP.
18th & Cherry Streets
Philadelphia, PA
19103
Age: 57

Laura J. Rauman         Vice President     Senior Vice President of
777 E. Wisconsin                           Operations, FIRMCO since 1995;
Avenue,                                    Vice President of Mercantile
Suite 800                                  Mutual Funds, Inc. since 2000;
Milwaukee, WI 53202                        Senior Auditor, Price Waterhouse,
Age: 31                                    LLP, prior thereto.

Joseph C. Neuberger     Assistant          Senior Vice President, Firstar
615 E. Michigan Street  Treasurer          Mutual Fund Services, LLC since
Milwaukee, WI 53202                        1994; Manager, Arthur Andersen
Age: 38                                    LLP, prior thereto.

<F1> Mr. Haase and Mr. Laning are considered by the Company to be "interested persons" of the Company as defined in the 1940 Act.

     The following chart provides certain information about the Director fees for the year ended October 31, 1999 of the Company's Directors.

                                                                       TOTAL
                                        PENSION OR                 COMPENSATION
                                        RETIREMENT     ESTIMATED   FROM COMPANY
                         AGGREGATE       BENEFITS        ANNUAL      AND FUND
NAME OF                 COMPENSATION     ACCRUED        BENEFITS    COMPLEX<F1>
PERSON/                     FROM        AS PART OF        UPON        PAID TO
POSITION                THE COMPANY   FUND EXPENSES    RETIREMENT    DIRECTORS
------------            ------------  -------------   ------------ ------------

James M. Wade
Chairman of the Board     $18,500           $0             $0          $18,500

Glen R. Bomberger
Director                  $15,000<F2>       $0             $0          $15,000

Jerry G. Remmel
Director                  $15,000           $0             $0          $15,000

Richard K. Riederer
Director                  $15,000           $0             $0          $15,000

Charles R. Roy
Director                  $15,000           $0             $0          $15,000

Bronson J. Haase
Director                  $15,000           $0             $0          $15,000

<F1> The "Fund Complex" includes only the Company.  The Company is comprised of
     24 separate portfolios.
<F2> Includes $15,000 which Mr. Bomberger elected to defer under the Company's deferred compensation plan.

     Each Director receives an annual fee of $10,000, a $1,000 per meeting attendance fee and reimbursement of expenses incurred as a Director. The Chairman of the Board is entitled to receive an additional $3,500 per annum for services in such capacity. During the prior fiscal year, the Directors and Officers received aggregate fees and reimbursed expenses of $88,492. Mr. Laning, Ms. Rauman and Mr. Neuberger receive no fees from the Company for their services as President and Treasurer, Vice President and Assistant Treasurer, respectively, although FIRMCO, of which Mr. Laning and Ms. Rauman are President and Vice President of Operations, respectively, receives fees from the Company for advisory services and Firstar Mutual Fund Services, LLC of which Mr. Neuberger is Senior Vice President, receives fees from the Company for administration, transfer agency and accounting services. FIRMCO is a wholly owned subsidiary of Firstar Corporation. Drinker Biddle & Reath LLP, of which Mr. McConnel is a partner, receives legal fees as counsel to the Company. As of the date of this SAI, the Directors and Officers of the Company, as a group, owned less than 1% of the outstanding shares of each Fund.

     Directors, employees, retirees and their families of Firstar Corporation or its affiliates are exempt and do not have to pay front-end sales charges (provided the status of the investment is explained at the time of investment) on purchases of Retail A Shares. These exemptions to the imposition of a front-end sales charge are due to the nature of the investors and/or the reduced sales efforts that will be needed in obtaining such investments.

Advisory Services
-----------------

      FIRMCO, a Wisconsin limited liability company and subsidiary of Firstar Corporation, a bank holding company, became the investment adviser to the Funds on March 1, 2000.

      FIRMCO is entitled to be paid contractual fees computed daily and paid monthly, at the annual rate (as a percentage of such Fund's average daily net assets) as follows:



                                          Amount              Amount
Fund                                  Before Waivers      After Waivers
----                                  --------------      -------------
U.S. Government Securities Fund           0.60%               0.50%
Aggregate Bond Fund                       0.50%               0.45%
National Municipal Bond Fund              0.55%               0.55%

      FIRMCO has contractually agreed to waive fees and reimburse expenses for Retail A, Retail B, Y and Institutional Shares for the U.S. Government Securities and Aggregate Bond Funds until October 31, 2001.

      Prior to March 1, 2000, investment advisory services for the Predecessor Funds were provided by Mississippi Valley Advisors Inc. ("MVA"), a subsidiary of Firstar Corporation.

      For the fiscal years ended November 30, 1999, 1998 and 1997, MVA was paid advisory fees, after waivers, as follows:

Net Advisory Fees Paid (Waivers)
--------------------------------

Predecessor Mercantile Fund        1999               1998                       1997
---------------------------        ----               ----                       ----
U.S. Government
  Securities Fund             $  479,599 ($0)   $  459,829 ($0)            $ 357,824 ($0)
Government & Corporate
  Bond Fund                   $  795,816 ($0)   $  913,545 ($0)            $ 743,332 ($0)
National Municipal
  Bond Fund                   $2,017,683 ($0)   $1,389,193 ($663,264)      $       0 ($1,812,782)

      FIRMCO is also the investment adviser to the Money Market Fund, Institutional Money Market Fund, U.S. Treasury Money Market Fund, U.S. Government Money Market Fund, Tax-Exempt Money Market Fund, Short-Term Bond Market Fund, Special Growth Fund, Bond IMMDEXTM Fund, Equity Index Fund, Growth Fund, Intermediate Bond Market Fund, Balanced Income Fund, Balanced Growth Fund, National Municipal Bond Fund, Emerging Growth Fund, MicroCap Fund, MidCap Index Fund, International Equity Fund, Core International Equity Fund and Small Cap Aggressive Growth Fund. In its Investment Advisory Agreement, the Adviser has agreed to pay all expenses incurred by it in connection with its advisory activities, other than the cost of securities and other investments, including brokerage commissions and other transaction charges, if any, purchased or sold for the Funds.

      In addition to the compensation stated in the Prospectus, the Adviser is entitled to 4/10ths of the gross income earned by each Fund on each loan of its securities, excluding capital gains or losses, if any. Pursuant to current policy of the SEC, the Adviser does not intend to receive compensation for such securities lending activity. The Adviser may waive advisory fees otherwise payable by the Funds.

      Under its Investment Advisory Agreement, the Adviser is not liable for any error of judgment or mistake of law or for any loss suffered by the Funds in connection with the performance of such Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Adviser in the performance of its duties or from its reckless disregard of its duties and obligations under the Agreement.

      REGULATORY MATTERS.  Conflict of interest restrictions may apply to the
      ------------------
receipt of compensation paid pursuant to a Servicing Agreement by a Fund to a financial intermediary in connection with the investment of fiduciary funds in a Funds' Shares. Institutions, including banks regulated by the Comptroller of the Currency and investment advisers and other money managers subject to the jurisdiction of the SEC, the Department of Labor or state securities commissions, should consult legal counsel before entering into Servicing Agreements.

      Shares of the Funds are not bank deposits, are neither endorsed by, insured by, or guaranteed by, obligations of, nor otherwise supported by the FDIC, the Federal Reserve Board, Firstar Bank, N.A. or FIRMCO, their affiliates or any other bank, or any other governmental agency. An investment in the Funds involves risks including possible loss of principal.

Administration and Distribution Services
----------------------------------------

      Firstar Mutual Fund Services, LLC serves as administrator (the "Administrator") to the Company. Under the Fund Administration Servicing Agreement, the Administrator has agreed to maintain office facilities, furnish clerical services, stationery and office supplies; monitor the company's arrangements with respect to services provided by Shareholder Organizations and Institutions; and generally assist in the Company's operations. The following administrative services are also provided by Firstar Mutual Fund Services, LLC: compile data for and prepare, with respect to the Company, timely Notices to the SEC required pursuant to Rule 24f-2 under the 1940 Act and Semi-Annual Reports to the SEC and current Shareholders; coordinate execution and filing by the Company of all federal and state tax returns and required tax filings other than those required to be made by the Company's custodian and transfer agent; prepare compliance filings and Blue Sky registrations pursuant to state securities laws with the advice of the Company's counsel; assist to the extent requested by the Company with the Company's preparation of Annual and Semi-Annual Reports to the Funds' shareholders and Registration Statements for the Funds; monitor the Funds' expense accruals and cause all appropriate expenses to be paid on proper authorization from the Funds; monitor the Funds' status as a regulated investment company under Subchapter M of the Code; maintain the Funds' fidelity bond as required by the 1940 Act; and monitor compliance with the policies and limitations of the Funds as set forth in the Prospectus and SAI.

      The Administrator is entitled to receive a fee for its administrative services, computed daily and payable monthly, at the annual rate of 0.125% of the Company's first $2 billion of average aggregate daily net assets, plus 0.10% of the Company's average aggregate daily net assets in excess of $2 billion.
The Administrator may voluntarily waive all or a portion of its administrative fee from time to time. This waiver may be terminated at any time at the Administrator's discretion.

      Under the Fund Administration Servicing Agreement, the Administrator is not liable for any error of judgment or mistake of law or for any loss suffered by the Funds in connection with the performance of the Agreement, except a loss resulting from willful misconduct, bad faith or negligence on the part of the Administrator in the performance of its duties.

      Prior to January 1, 2000, BISYS Fund Services Ohio, Inc. ("BISYS Ohio") served as administrator to the Predecessor Funds. Effective January 1, 2000, BISYS Ohio and Firstar Mutual Fund Services, LLC served as co-administrators of the Predecessor Funds.

      For the fiscal years ended November 30, 1999, 1998 and 1997, administrative fees, after waivers, were paid to BISYS Ohio as follows:


                    Net Administration Fees Paid (Waivers)
                    --------------------------------------

Predecessor
Mercantile Fund              1999                1998                1997
---------------              ----                ----                ----
U. S. Government
  Securities Fund     $106,581($106,576)  $102,187($102,181)   $79,519($79,515)
Government &
  Corporate
  Bond Fund           $176,852($176,846)  $203,015($203,004)  $165,196($165,189)
National Municipal
  Bond Fund           $366,861($366,848)  $318,916($427,432)  $181,277($478,060)

      The Distributor, located at 615 East Michigan Street, Milwaukee, Wisconsin 53202, provides distribution services for the Company as described in the Funds' Prospectus pursuant to a Distribution Agreement with the Funds under which the Distributor, as agent, sells shares of the Funds on a continuous basis. The Distributor has agreed to use its best efforts to solicit orders for the sale of shares, although it is not obliged to sell any particular amount of shares. The Distributor causes expenses to be paid for the cost of printing and distributing prospectuses to persons who are not shareholders of the Fund (excluding preparation and printing expenses necessary for the continued registration of the Fund's shares) and of printing and distributing all sales literature.

      BISYS Fund Services Limited Partnership ("BISYS") served as the distributor of the Predecessor Mercantile Funds for the fiscal years ended November 30, 1999, 1998 and 1997. With respect to each Predecessor Mercantile Funds' class of shares corresponding to Institutional and Y Shares, no compensation was payable by the Funds to BISYS for distribution services. For the fiscal years ended November 30, 1999, 1998 and 1997, BISYS received front-end sales charges in connection with Retail A Shares (known as Investor A Shares with respect to the Predecessor Mercantile Funds) purchases as follows:
Predecessor Mercantile U.S. Government Securities Fund--$10,810, $1,218 and $2,052, respectively; Predecessor Mercantile Government & Corporate Bond Fund-- $7,960, $8,853 and $9,635, respectively; and Predecessor Mercantile National Municipal Bond Fund--$12,643, $9,641 and $4,340, respectively. Of these amounts, BISYS retained $1,786, $227 and $0, respectively, and FIRMCO and affiliates retained $2,212, $1,206 and $310, respectively, with respect to the Predecessor Mercantile U.S. Government Securities Fund; BISYS retained $907, $1,210 and $0, respectively, and FIRMCO and affiliates retained $1,906, $2,025 and $6,721, respectively, with respect to the Predecessor Mercantile Government & Corporate Bond Fund; and BISYS retained $1,881, $940 and $0 and FIRMCO and affiliates retained $0, $0 and $0 with respect to the Predecessor Mercantile National Municipal Bond Fund.

      For the fiscal years ended November 30, 1999, 1998 and 1997, BISYS received contingent deferred sales charges in connection with Retail B share (known as Investor B Shares with respect to the Predecessor Mercantile Funds) redemptions of the Predecessor Mercantile Funds as follows: Predecessor Mercantile U.S. Government Securities Fund--$6,039, $3,024 and $8,968; Predecessor Mercantile Government & Corporate Bond Fund--$11,981, $7,194 and $4,075; and Predecessor Mercantile National Municipal Bond Fund--$16,367, $7,014 and $34,256.

Shareholder Organizations
-------------------------

Retail A Shares

      As stated in the Funds' Prospectus, the Funds intend to enter into agreements from time to time with Shareholder Organizations providing for support and/or distribution services to customers of the Shareholder Organizations who are the beneficial owners of Retail A Shares of the Fund. Under the agreements, the Funds may pay Shareholder Organizations up to 0.25% (on an annualized basis) of the average daily net asset value of Retail A Shares beneficially owned by their customers. Support services provided by Shareholder Organizations under their Service Agreements or Distribution and Service Agreements may include: (i) processing dividend and distribution payments from a Fund; (ii) providing information periodically to customers showing their share positions; (iii) arranging for bank wires; (iv) responding to customer inquiries; (v) providing sub-accounting with respect to shares beneficially owned by customers or the information necessary for sub-accounting; (vi) forwarding shareholder communications; (vii) assisting in processing share purchase, exchange and redemption requests from customers; (viii) assisting customers in changing dividend options, account designations and addresses; and
(ix) other similar services requested by the Funds. In addition, Shareholder Organizations, under the Distribution and Service Plan applicable to Retail A Shares, may provide assistance (such as the forwarding of sales literature and advertising to their customers) in connection with the distribution of Retail A Shares. All fees paid under these agreements are borne exclusively by the Funds' Retail A Shares.

      The Funds' arrangements with Shareholder Organizations under the agreements are governed by two Plans (a Service Plan and a Distribution and Service Plan) for the Retail A Shares, which have been adopted by the Board of Directors.

Retail B Shares

      The Company has also adopted a Distribution and Service Plan pursuant to

Rule 12b-1 and a Service Plan with respect to the Retail B Shares of the Funds. Under the Distribution and Service Plan, payments by the Company (i) for distribution expenses may not exceed 0.75% (annualized) of the average daily net assets attributable to a Fund's outstanding Retail B Shares; and (ii) for shareholder liaison services may not exceed 0.25% (annualized), respectively, of the average daily net assets attributable to each Fund's outstanding Retail B Shares. Under the separate Service Plan for the Retail B Shares, payments by the Company for shareholder administrative support services may not exceed 0.25% (annualized) of the average daily net assets attributable to each Fund's outstanding Retail B Shares.

      Because the Distribution and Service Plans contemplate the provision of services related to the distribution of Retail A and Retail B Shares (in addition to support services), those Plans have been adopted in accordance with Rule 12b-1 under the 1940 Act. In accordance with the Plans, the Board of Directors reviews, at least quarterly, a written report of the amounts expended in connection with the Funds' arrangements under the Plans and the purposes for which the expenditures were made. In addition, the arrangements must be approved annually by a majority of the Directors, including a majority of the Directors who are not "interested persons" of the Funds (as defined in the 1940
Act) and have no direct or indirect financial interest in such arrangements (the "Disinterested Directors").

Y Shares

      As stated in the Funds' Prospectus, the Funds intend to enter into agreements from time to time with Shareholder Organizations providing for support services to customers of the Shareholder Organizations who are the beneficial owners of Y Shares of the Fund. Under the agreements, the Funds may pay Shareholder Organizations up to 0.25% (on an annualized basis) of the average daily net asset value of Y Shares beneficially owned by their customers. Support services provided by Shareholder Organizations under their Service Agreements may include: (i) processing dividend and distribution payments from a Fund; (ii) providing information periodically to customers showing their share positions; (iii) arranging for bank wires; (iv) responding to customer inquiries; (v) providing sub-accounting with respect to shares beneficially owned by customers or the information necessary for sub-accounting; (vi) forwarding shareholder communications; (vii) assisting in processing share purchase, exchange and redemption requests from customers; (viii) assisting customers in changing dividend options, account designations and addresses; and
(ix) other similar services requested by the Funds. All fees paid under these agreements are borne exclusively by the Funds' Y Shares.

      The Funds believe that there is a reasonable likelihood that their arrangements with Shareholder Organizations will benefit each Fund and the holders of Retail A, Retail B and Y Shares as a way of allowing Shareholder Organizations to participate with the Funds in the provision of support and distribution services to customers of the Shareholder Organization who own Retail A, Retail B or Y Shares. Any material amendment to the arrangements with Shareholder Organizations under other agreements must be approved by a majority of the Board of Directors (including a majority of the Disinterested Directors), and any amendment to increase materially the costs under the Distribution and Service Plan with respect to a Fund must be approved by the holders of a majority of the outstanding Retail A or Retail B Shares of the Fund involved.
So long as the Plans are in effect, the selection and nomination of the members of the Board of Directors who are not "interested persons" (as defined in the 1940 Act) of the Funds will be committed to the discretion of such Disinterested Directors.

      Under the terms of their agreement with Firstar, Shareholder Organizations are required to provide a schedule of any fees that they may charge to their customers relating to the investment of their assets in shares covered by the agreements. In addition, investors should contact their Shareholder Organizations with respect to the availability of shareholder services and the particular Shareholder Organization's procedures for purchasing and redeeming shares. It is the responsibility of Shareholder Organizations to transmit purchase and redemption orders and record those orders in customers' accounts on a timely basis in accordance with their agreements with customers. At the request of a Shareholder Organization, the transfer agent's charge of $12.00 for each payment made by wire of redemption proceeds may be billed directly to the Shareholder Organization.

      The Predecessor Mercantile Funds had adopted separate Distribution and Service Plans with respect to Retail A and B Shares (known as Investor A and B Shares, respectively, with respect to the Predecessor Mercantile Funds) pursuant to the 1940 Act and Rule 12b-1 thereunder. The Predecessor Mercantile Funds also had adopted separate Administrative Service Plans with respect to Institutional and Y Shares (known as Trust and Institutional Shares, respectively, with respect to the Predecessor Mercantile Funds).

      For the fiscal year ended November 30, 1999, pursuant to the Distribution and Services Plan for Retail A Shares, the Funds were charged the following amounts:

                                                                Amounts Paid
Predecessor Mercantile Fund                Total Charged    to Affiliates of MVA
---------------------------                -------------    --------------------
Predecessor Mercantile
  U.S. Government Securities Fund             $14,696             $10,587
Predecessor Mercantile Government
  & Corporate Bond Fund                       $12,711              $9,019
Predecessor Mercantile National
  Municipal Bond Fund                          $5,256              $1,211

      For the fiscal year ended November 30, 1999, pursuant to the Distribution and Services Plan for Retail B Shares, the Predecessor Mercantile Funds were charged the following amounts:


                                                                Amounts Paid
Predecessor Mercantile Fund                Total Charged           of MVA
---------------------------                -------------    --------------------
Predecessor Mercantile
  U.S. Government Securities Fund              $2,444              $1,788
Predecessor Mercantile Government
  & Corporate Bond Fund                        $7,555              $5,337
Predecessor Mercantile National
  Municipal Bond Fund                          $7,727              $5,615

      For the fiscal year ended November 30, 1999, pursuant to the Administrative Services Plan for the Y Shares, the Predecessor Mercantile Funds paid the following amounts:

                                                                Amounts Paid
Predecessor Mercantile Fund                Total Charged    to Affiliates of MVA
---------------------------                -------------    --------------------

Predecessor Mercantile

  U.S. Government Securities Fund             $18,525             $18,149
Predecessor Mercantile Government
  & Corporate Bond Fund                       $23,382             $20,697

      For the fiscal year ended November 30, 1999, pursuant to the Administrative Services Plan for Institutional Shares, no fees were charged to the Predecessor Mercantile Funds.

            CUSTODIAN, TRANSFER AGENT AND ACCOUNTING SERVICES AGENT

      Firstar Bank, N.A. serves as custodian of all the Funds' assets. Under the Custody Agreement, Firstar Bank, N.A. has agreed to (i) maintain a separate account in the name of each Fund, (ii) make receipts and disbursements of money on behalf of each Fund, (iii) collect and receive all income and other payments and distributions on account of each Fund's portfolio investments, (iv) respond to correspondence from shareholders, security brokers and others relating to its duties and (v) make periodic reports to the Company concerning each Fund's operations. Firstar Bank, N.A. may, at its own expense, open and maintain a custody account or accounts on behalf of each Fund with other banks or trust companies, provided that Firstar Bank, N.A. shall remain liable for the performance of all of its duties under the Custody Agreement notwithstanding any delegation. For its services as custodian, Firstar Bank, N.A. is entitled to receive a fee, payable monthly, based on the annual rate of 0.02% of the Company's first $2 billion of total assets, plus 0.015% of the Company's next $2 billion of total assets, and 0.01% of the Company's next $1 billion and 0.005% on the balance. In addition, Firstar Bank, N.A., as custodian, is entitled to certain charges for securities transactions and reimbursement for expenses.

      Firstar Mutual Fund Services, LLC, 615 East Michigan Street, Milwaukee, Wisconsin 53202, serves as transfer agent and dividend disbursing agent for each Fund under a Shareholder Servicing Agent Agreement. As transfer and dividend disbursing agent, Firstar Mutual Fund Services, LLC has agreed to (i) issue and redeem shares of the Funds, (ii) make dividend and other distributions to shareholders of the Funds, (iii) respond to correspondence by Fund shareholders and others relating to its duties, (iv) maintain shareholder accounts, and (v) make periodic reports to the Funds. For its transfer agency and dividend disbursing services, Firstar Mutual Fund Services, LLC is entitled to receive a fee at the rate of $15.00 per shareholder account with an annual minimum of $24,000 per Fund, plus a 0.01% asset - based fee, and certain other transaction charges and reimbursement for expenses.

      In addition, all of the Funds have entered into a Fund Accounting Servicing Agreement with Firstar Mutual Fund Services, LLC pursuant to which Firstar Mutual Fund Services, LLC has agreed to maintain the financial accounts and records of the Funds in compliance with the 1940 Act and to provide other accounting services to the Funds. For its accounting services, Firstar Mutual Fund Services, LLC is entitled to receive fees, payable monthly, at the following annual rates of the market value of each Fund's assets; U.S. Government Securities Fund, Aggregate Bond Fund and National Municipal Bond Fund -- $58,500 on the first $100 million, 0.03% on the next $200 million, 0.015% on the balance, plus out-of-pocket expenses, including pricing expenses.

      Effective March 20, 2000, Firstar Mutual Fund Services, LLC, with principal offices at 615 E. Michigan Street, Milwaukee, WI 53202, served as the Predecessor Mercantile Funds' transfer agent and dividend disbursing agent. Prior to March 20, 2000, BISYS Fund Services Ohio, Inc., ("BISYS") located at 3435 Stelzer Road, Columbus, Ohio 43219, served as the Fund's transfer agent and dividend disbursing agent.

                                   EXPENSES

      Operating expenses of the Funds include taxes, interest, fees and expenses of Directors and officers, SEC fees, state securities and qualification fees, advisory fees, administrative fees, Shareholder Organization fees (Retail A, Retail B and Y Shares only), charges of the custodian and transfer agent, dividend disbursing agent and accounting services agent, certain insurance premiums, auditing and legal expenses, costs of preparing and printing prospectuses for regulatory purposes and for distribution to shareholders, costs of shareholder reports and meetings, membership fees in the Investment Company Institute, and any extraordinary expenses. The Funds also pay any brokerage fees, commissions and other transactions charges (if any) incurred in connection with the purchase or sale of portfolio securities.


               INDEPENDENT ACCOUNTANTS AND FINANCIAL STATEMENTS

      PricewaterhouseCoopers, LLP, independent accountants, 100 East Wisconsin Avenue, Suite 1500, Milwaukee, Wisconsin 53202 serve as auditors for the Company. The Annual Report to Shareholders with respect to the Predecessor Mercantile Funds for the fiscal year ended November 30, 1999 was audited by KPMG LLP and has been filed with the SEC. Financial Statements in the Annual Report have been incorporated herein by reference in reliance upon such report given upon the authority of KPMG LLP as experts in accounting and auditing. The financial statements, notes thereto, and Report of Independent Accountants in such Annual Report, as well as the unaudited financial statements included in the Semi-Annual Report, are incorporated by reference into this Statement of Additional Information.


                                    COUNSEL

      Drinker Biddle & Reath LLP (of which Mr. McConnel, Secretary of the Company, is a partner), One Logan Square, 18th and Cherry Streets, Philadelphia, PA 19103-6996, serve as counsel to the Company and will pass upon the legality of the shares offered by the Funds' Prospectus.


                                 CODE OF ETHICS

      The Company, Adviser and Distributor have adopted codes of ethics that permit personnel subject to the codes to invest in securities, including securities that may be purchased or held by the Fund.


                           PERFORMANCE CALCULATIONS

      From time to time, the total return of the Retail A Shares, Retail B Shares, Institutional Shares and Y Shares of each Fund and the yields of such shares of the Funds may be quoted in advertisements, shareholder reports or other communications to shareholders. Performance information is generally available by calling the Firstar Funds Center at 1-800-677-FUND.

Yield Calculations
------------------

      Yield is computed based on the net income of a series of shares of a Fund during a 30-day (or one-month) period, which will be identified in connection with the particular yield quotation. More specifically, the yield of a series of shares is calculated by dividing the net investment income per share for that series (as described below) earned during a 30-day (or one-month) period by the net asset value per share for that series (including the maximum front end sales charge of 4.00% for the Retail A Shares of the Funds) on the last day of the period and annualizing the result on a semiannual basis by adding one to the quotient, raising the sum to the power of six, subtracting one from the result and then doubling the difference. Net investment income per share earned during the period attributable to that series is based on the average daily number of shares of the series outstanding during the period entitled to receive dividends and includes dividends and interest earned during the period attributable to that series minus expenses accrued for the period, attributable to that series net of reimbursements.


This calculation can be expressed as follows:

                                 a-b
                  Yield = 2 [(-------- + 1)6 - 1]
                                 cd

              Where:    a =   dividends and interest earned during the period.

                        b = expenses accrued for the period (net of reimbursements).

                        c = the average daily number of shares outstanding during the period that were entitled to receive dividends.

                        d = Maximum offering price per share on the last day of the period.

      For the purpose of determining net investment income earned during the period (variable "a" in the formula), dividend income on equity securities held by a Fund is recognized by accruing 1/360 of the stated dividend rate of the security each day that the security is in the portfolio. A Fund calculates interest earned on any debt obligations held in its portfolio by computing the yield to maturity of each obligation held by it based on the market value of the obligation (including actual accrued interest) at the close of business on the last business day of each month, or, with respect to obligations purchased during the month, the purchase price (plus actual accrued interest) and dividing the result by 360 and multiplying the quotient by the market value of the obli-gation (including actual accrued interest) in order to determine the interest income on the obligation for each day of the subsequent month that the obligation is in the portfolio. For purposes of this calculation, it is assumed that each month contains 30 days. The maturity of an obligation with a call provision is the next call date on which the obligation reasonably may be expected to be called or, if none, the maturity date. With respect to debt obligations purchased at a discount or premium, the formula generally calls for amortization of the discount or premium. The amortization schedule will be adjusted monthly to reflect changes in the market values of such debt obligations.

      Interest earned on tax-exempt obligations of the National Municipal Bond Fund that are issued without original issue discount and have a current market discount is calculated by using the coupon rate of interest instead of the yield to maturity. In the case of tax-exempt obligations that are issued with original issue discount but which have discounts based on current market value that exceed the then-remaining portion of the original issue discount (market discount), the yield to maturity is the imputed rate based on the original issue discount calculation. On the other hand, in the case of tax-exempt obligations that are issued with original issue discount but which have the discounts based on current market value that are less than the then-remaining portion of the original issue discount (market premium), the yield to maturity is based on the market value.

      With respect to mortgage or other receivables-backed obligations which are expected to be subject to monthly payments of principal and interest ("pay downs"), (a) gain or loss attributable to actual monthly pay downs are accounted for as an increase or decrease to interest income during the period; and (b) a Fund may elect either (i) to amortize the discount and premium on the remaining security, based on the cost of the security, to the weighted average maturity date, if such information is available, or to the remaining term of the security, if any, if the weighted average maturity date is not available, or
(ii) not to amortize discount or premium on the remaining security.

      Undeclared earned income may be subtracted from the net asset value per share (variable "d" in the formula). Undeclared earned income is the net investment income which, at the end of the 30-day base period, has not been declared as a dividend, but is reasonably expected to be and is declared as a dividend shortly thereafter.

      In addition, the National Municipal Bond Fund may advertise a "tax-equivalent yield" which shows the level of taxable yield needed to produce an after-tax equivalent to the tax-free yield of the Fund. This is done by increasing the yield of the series of shares (calculated as stated above) by the amount necessary to reflect the payment of federal income taxes at a stated rate. This is computed by: (a) dividing the portion of the Fund's yield for a particular series (as calculated above) that is exempt from federal income tax by one minus a stated federal income tax rate; and (b) adding the figure resulting from (a) above to that portion, if any, of the Fund's yield that is not exempt from federal income tax. The "tax-equivalent" yield will always be higher than the yield of the Fund.

      The following are the standard yields for the U.S. Government Securities and Aggregate Bond Funds' shares for the 30-day period ended May 31, 2000. Each of these yields is based on the yields of corresponding classes of the Predecessor Mercantile U.S. Government Securities Fund and Predecessor Mercantile Government and Corporate Bond Fund, respectively.

                                            30-DAY YIELD
                                            ------------
U.S. Government Securities Fund
      Y Shares                                 5.81%
      Institutional Shares                     6.09%
      Retail A Shares - No Load                5.79%
      Retail A Shares - Load Adjusted          5.56%
      Retail B Shares                          5.07%

Aggregate Bond Fund
      Y Shares                                 6.29%
      Institutional Shares                     6.59%
      Retail A Shares - No Load                6.29%
      Retail A Shares - Load Adjusted          6.03%
      Retail B Shares                          5.55%

      The following are the tax-equivalent yields for the National Municipal Bond Fund's shares for the 30-day period ended May 31, 2000 (assuming a rate of 39.6%). The yields are based on yields of corresponding classes of the Predecessor National Municipal Bond Fund.


                                            30-DAY TAX-
FUND                                      EQUIVALENT YIELD
----                                      ----------------

National Municipal Bond Fund
     Institutional Shares                      8.16%
     Retail A Shares - No Load                 7.80%
     Retail A Shares - Load Adjusted           7.48%
     Retail B Shares                           6.44%

Total Return Calculations.
-------------------------

      Each Fund computes "average annual total return" separately for its Retail A, Retail B, Institutional and Y Shares. Average annual total return reflects the average annual percentage change in value of an investment in shares of a series over the measuring period. This is computed by determining the average annual compounded rates of return during specified periods that equate the initial amount invested in a particular series to the ending redeemable value of such investment in the series. This is done by dividing the ending redeemable value of a hypothetical $1,000 initial payment by $1,000 and raising the quotient to a power equal to one divided by the number of years (or fractional portion thereof) covered by the computation and subtracting one from the result. This calculation can be expressed as follows:


                        P(1 + T)n  = ERV

                  Where: T =  average annual total return.

                      ERV = ending redeemable value at the end of the period covered by the computation of a hypothetical $1,000 payment made at the beginning of the period.

                        P =   hypothetical initial payment of $1,000.

                        n = period covered by the computation, expressed in terms of years.


      The Funds may compute aggregate total return, which reflects the total percentage change in value over the measuring period. The Funds compute their aggregate total returns separately for the Retail A, Retail B, Y and Institutional Series, by determining the aggregate rates of return during specified periods that likewise equate the initial amount invested in a particular series to the ending redeemable value of such investment in the series. The formula for calculating aggregate total return is as follows:

     Aggregate Total Return = [(ERV/P) - l]

      The calculations of average annual total return and aggregate total return assume the reinvestment of all dividends and capital gain distributions on the reinvestment dates during the period. The ending redeemable value (variable "ERV" in each formula) is determined by assuming complete redemption of the hypothetical investment and the deduction of all nonrecurring charges at the end of the period covered by the computations. In addition, the Funds' average annual total return and aggregate total return reflect the deduction of the 4.00% maximum front end sales charge for the Funds in connection with the purchase of Retail A Shares and the maximum sales load charged in connection with redemptions of Retail B Shares (5.00%). The Funds may also advertise total return data without reflecting sales charges in accordance with the rules of the Securities and Exchange Commission. Quotations that do not reflect the sales charge will, of course, be higher than quotations that do reflect the sales charge.

      The total return and yield of a Fund's Shares may be compared in publications to those of other mutual funds with similar investment objectives and to stock, bond and other relevant indices, to rankings, or other information prepared by independent services or other financial or industry publications that monitor the performance of mutual funds or to investments for which reliable performance data is available. For example, the total return and yield, as appropriate, of a Fund's shares may be compared to data prepared by Lipper Analytical Services, Inc. The total return of a Fund's shares may be compared to the Lehman Brothers Government/Corporate Bond Index, Lipper U.S. Government Fund Average, Lehman Brothers 1-3 Year Government/Corporate Bond Index; the Merrill Lynch 1-2.99 U.S. Treasury Bond Index; the Lehman Brothers Intermediate Government/Corporate Bond Index; the Lehman Brothers 5-Year General Obligation Bond Index; the Lehman Brothers Government/Corporate Bond Index; and the Consumer Price Index. Total return and yield data as reported in national financial publications, such as Money Magazine, Forbes, Barron's, Morningstar Mutual Funds, Mutual Funds Magazine, Kiplinger's Personal Finance Magazine, The Wall Street Journal and The New York Times, or in publications of a local or regional nature, may also be used in comparing the performance of the Funds.

      Performance quotations represent past performance, and should not be considered as representative of future results. Performance assumes the reinvestment of all net investment income and capital gains and reflects fee waivers. In the absence of fee waivers, performance would be reduced. The investment return and principal value of an investment in a Fund's series of shares will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. Since performance will fluctuate, performance data for a Fund cannot necessarily be used to compare an investment in a Fund's series of shares with bank deposits, savings accounts and similar investment alternatives which often provide an agreed or guaranteed fixed yield for a stated period of time. Investors should remember that performance is generally a function of the kind and quality of the investments held in a portfolio, portfolio maturity, operating expenses and market conditions. Any fees charged by Institutions directly to their customer accounts in connection with investments in a Fund will not be included in the Fund's calculations of yield and total return and will reduce the yield and total return received by the accounts.

      In addition, a Fund's average annual total return quotations reflect the deduction of the maximum front-end sales charge in connection with the purchase of Retail A Shares and the deduction of any applicable contingent deferred sales charge with respect to Retail B Shares.

      The following are the average annual total returns for shares of the U.S. Government Securities Fund, Aggregate Bond Fund and National Municipal Bond Fund from the date of each Fund's inception through May 31, 2000. These returns are based on the returns of the Predecessor Mercantile U.S. Government Securities Fund, Predecessor Mercantile Government & Corporate Bond Fund and Predecessor Mercantile National Municipal Bond Fund, respectively. The Fund's Retail A, Retail B, Y and Institutional Shares are the corresponding classes for the Predecessor Mercantile Fund's Investor A, Investor B, Institutional and Trust Shares.


                          AVERAGE ANNUAL TOTAL RETURN
                          ---------------------------
                                                        FOR THE
                                 FOR THE    FOR THE 5      10         SINCE
                                 PERIOD       YEARS      YEARS    COMMENCEMENT
                                  ENDED       ENDED      ENDED         OF
FUND                             5/31/00     5/31/00    5/31/00    OPERATIONS
----                            --------   ----------   --------  ------------

U.S. Government
  Securities Fund                 2.24%       4.81%        --         6.20%
   Institutional Shares<F1>       1.82%       4.47%        --         5.21%
   Y Shares<F2>                  -2.14%       3.64%      6.09%        6.40%
   Retail A Shares<F3>           -3.51%       3.45%        --         3.95%
   Retail B Shares<F4>
Aggregate Bond Fund
   Institutional Shares<F5>       1.60%       5.25%        --         6.63%
   Y Shares<F6>                   1.31%       4.94%        --         4.83%
   Retail A Shares<F7>           -2.66%       4.06%      6.24%        6.40%
   Retail B Shares<F8>           -4.09%       3.93%        --         5.11%

National Municipal
  Bond Fund                      -2.77%        --          --         3.77%
   Institutional Shares<F9>      -6.55%        --          --         2.43%
   Retail A Shares<F9>           -8.37%        --          --         2.04%
   Retail B Shares<F9>

<F1> Commenced operations on February 1, 1991.
<F2> Commenced operations on June 7, 1994.
<F3> Commenced operations on June 2, 1988.
<F4> Commenced operations on March 7, 1995.
<F5> Commenced operations on February 1, 1991.
<F6> Commenced operations on January 3, 1994.
<F7> Commenced operations on June 15, 1988.
<F8> Date of initial public investment on March 7, 1995.
<F9> Commenced operations on November 18, 1996.


                                 MISCELLANEOUS

      As used in this SAI and in the Funds' Prospectus, a majority of the outstanding shares of a Fund or portfolio means, with respect to the approval of an investment advisory agreement or a charge in a fundamental investment policy, the lesser of (1) 67% of the shares of the particular Fund or portfolio represented at a meeting at which the holders of more than 50% of the outstanding shares of such Fund or portfolio are present in person or by proxy, or (2) more than 50% of the outstanding shares of such Fund or portfolio.

      As of July 31, 2000, the Adviser and its affiliates held of record substantially all of the outstanding shares of each of the Company's investment portfolios as agent, custodian, trustee or investment adviser on behalf of their customers. At such date, Firstar Bank, N.A., 425 Walnut Street, Cincinnati, Ohio 45202, and its affiliated banks held as beneficial owner five percent or more of the outstanding shares of the following investment portfolios of the Company because they possessed sole voting or investment power with respect to such shares:


Fund                            Percentage Owned
----                            ----------------

Money Market                          12%
Institutional Money Market            70%
Tax-Exempt Money Market               66%
U.S. Treasury Money Market            49%

U.S. Government Money Market          83%
Growth and Income                     65%
Short-Term Bond Market                87%
Intermediate Bond Market              63%
Bond IMMDEXTM                         65%
Tax-Exempt Intermediate Bond          64%
Balanced Income                       83%
Balanced Growth                       72%
Growth and Income                     65%
Equity Index                          74%
Growth                                80%
Special Growth                        74%
MidCap Index                          60%
Emerging Growth                       87%
MicroCap                              75%
Core International Equity             99%
International Equity                  85%

At such date, no other person was known by the Company to hold of record or beneficially 5 % or more of the outstanding shares of any investment portfolios of the Company.


                                  APPENDIX A


COMMERCIAL PAPER RATINGS
------------------------

     A Standard & Poor's commercial paper rating is a current opinion of the creditworthiness of an obligor with respect to financial obligations having an original maturity of no more than 365 days. The following summarizes the rating categories used by Standard and Poor's for commercial paper:

     "A-1" - Obligations are rated in the highest category indicating that the obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitment on these obligations is extremely strong.

     "A-2" - Obligations are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory.

     "A-3" - Obligations exhibit adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

     "B" - Obligations are regarded as having significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation; however, it faces major ongoing uncertainties which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

     "C" - Obligations are currently vulnerable to nonpayment and are dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

     "D" - Obligations are in payment default. The "D" rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor's believes that such payments will be made during such grace period. The "D" rating will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

LOCAL CURRENCY AND FOREIGN CURRENCY RISKS

Country risk considerations are a standard part of Standard & Poor's analysis for credit ratings on any issuer or issue. Currency of repayment is a key factor in this analysis. An obligor's capacity to repay foreign obligations may be lower than its capacity to repay obligations in its local currency due to the sovereign government's own relatively lower capacity to repay external versus domestic debt. These sovereign risk considerations are incorporated in the debt ratings assigned to specific issues. Foreign currency issuer ratings are also distinguished from local currency issuer ratings to identify those instances where sovereign risks make them different for the same issuer.

     Moody's commercial paper ratings are opinions of the ability of issuers to repay punctually senior debt obligations not having an original maturity in excess of one year, unless explicitly noted. The following summarizes the rating categories used by Moody's for commercial paper:

     "Prime-1" - Issuers (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics: leading market positions in well-established industries; high rates of return on funds employed; conservative capitalization structure with moderate reliance on debt and ample asset protection; broad margins in earnings coverage of fixed financial charges and high internal cash generation; and well-established access to a range of financial markets and assured sources of alternate liquidity.

     "Prime-2" - Issuers (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

     "Prime-3" - Issuers (or supporting institutions) have an acceptable ability for repayment of senior short-term debt obligations. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

     "Not Prime" - Issuers do not fall within any of the Prime rating categories.


     Fitch short-term ratings apply to debt obligations that have time horizons of less than 12 months for most obligations, or up to three years for U.S. public finance securities. The following summarizes the rating categories used by Fitch for short-term obligations:

     "F1" - Securities possess the highest credit quality. This designation indicates the best capacity for timely payment of financial commitments and may have an added "+"to denote any exceptionally strong credit feature.

     "F2" - Securities possess good credit quality. This designation indicates a satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of the higher ratings.

     "F3" - Securities possess fair credit quality. This designation indicates that the capacity for timely payment of financial commitments is adequate; however, near-term adverse changes could result in a reduction to non-investment grade.

     "B" - Securities possess speculative credit quality. This designation indicates minimal capacity for timely payment of financial commitments, plus vulnerability to near-term adverse changes in financial and economic conditions.

     "C" - Securities possess high default risk. This designation indicates a capacity for meeting financial commitments which is highly uncertain and solely reliant upon a sustained, favorable business and economic environment.

     "D" - Securities are in actual or imminent payment default.

     Thomson Financial BankWatch short-term ratings assess the likelihood of an untimely payment of principal and interest of debt instruments with original maturities of one year or less. The following summarizes the ratings used by Thomson Financial BankWatch:

     "TBW-1" - This designation represents Thomson Financial BankWatch's highest category and indicates a very high likelihood that principal and interest will be paid on a timely basis.

     "TBW-2" - This designation represents Thomson Financial BankWatch's second-highest category and indicates that while the degree of safety regarding timely repayment of principal and interest is strong, the relative degree of safety is not as high as for issues rated "TBW-1."

     "TBW-3" - This designation represents Thomson Financial BankWatch's lowest investment-grade category and indicates that while the obligation is more susceptible to adverse developments (both internal and external) than those with higher ratings, the capacity to service principal and interest in a timely fashion is considered adequate.

     "TBW-4" - This designation represents Thomson Financial BankWatch's lowest rating category and indicates that the obligation is regarded as non-investment grade and therefore speculative.


CORPORATE AND MUNICIPAL LONG-TERM DEBT RATINGS
----------------------------------------------

     The following summarizes the ratings used by Standard & Poor's for corporate and municipal debt:

     "AAA" - An obligation rated "AAA" has the highest rating assigned by Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

     "AA" - An obligation rated "AA" differs from the highest rated obligations only in small degree. The obligor's capacity to meet its financial commitment on the obligation is very strong.

     "A" - An obligation rated "A" is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

     "BBB" - An obligation rated "BBB" exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

     Obligations rated "BB," "B," "CCC," "CC" and "C" are regarded as having significant speculative characteristics. "BB" indicates the least degree of speculation and "C" the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

     "BB" - An obligation rated "BB" is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

     "B" - An obligation rated "B" is more vulnerable to nonpayment than obligations rated "BB", but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

     "CCC" - An obligation rated "CCC" is currently vulnerable to nonpayment, and is dependent upon favorable business, financial and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

     "CC" - An obligation rated "CC" is currently highly vulnerable to nonpayment.

     "C" - The "C" rating may be used to cover a situation where a bankruptcy petition has been filed or similar action taken, but payments on this obligation are being continued.

     "D" - An obligation rated "D" is in payment default. The "D" rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor's believes that such payments will be made during such grace period. The "D" rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

     - PLUS (+) OR MINUS (-) - The ratings from "AA" through "CCC" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

     - "r" - The `r' highlights obligations that Standard & Poor's believes have significant noncredit risks. Examples of such obligations are securities with principal or interest return indexed to equities, commodities, or currencies; certain swaps and options; and interest-only and principal-only mortgage securities. The absence of an 'r' symbol should not be taken as an indication that an obligation will exhibit no volatility or variability in total return.

     - N.R. Indicates that no rating has been requested, that there is insufficient information on which to base a rating, or that Standard & Poor's does not rate a particular obligation as a matter of policy.

     The following summarizes the ratings used by Moody's for corporate and municipal long-term debt:

     "Aaa" - Bonds are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

     "Aa" - Bonds are judged to be of high quality by all standards. Together with the "Aaa" group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in "Aaa" securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than the "Aaa" securities.

     "A" - Bonds possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

     "Baa" - Bonds are considered as medium-grade obligations, (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

     "Ba" - Bonds are judged to have speculative elements; their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

     "B" - Bonds are generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

     "Caa " - Bonds are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

     "Ca" - Bonds represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

     "C" - Bonds are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

     Con. (-) - Bonds for which the security depends upon the completion of some act or the fulfillment of some condition are rated conditionally. These are bonds secured by (a) earnings of projects under construction, (b) earnings of projects unseasoned in operating experience, (c) rentals which begin when facilities are completed, or (d) payments to which some other limiting condition attaches. Parenthetical rating denotes probable credit stature upon completion of construction or elimination of basis of condition.

Note: Moody's applies numerical modifiers 1, 2, and 3 in each generic rating classification from "Aa" through "Caa". The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of its generic rating category.

The following summarizes the ratings used by Fitch for corporate and municipal bonds:

     "AAA" - Bonds considered to be investment grade and of the highest credit quality. These ratings denote the lowest expectation of credit risk and are assigned only in case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

     "AA" - Bonds considered to be investment grade and of very high credit quality. These ratings denote a very low expectation of credit risk and indicate very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

     "A" - Bonds considered to be investment grade and of high credit quality. These ratings denote a low expectation of credit risk and indicate strong capacity for timely payment of financial commitments. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

     "BBB" - Bonds considered to be investment grade and of good credit quality. These ratings denote that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment grade category.

     "BB" - Bonds considered to be speculative. These ratings indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic change over time; however, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.

     "B" - Bonds are considered highly speculative. These ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is contingent upon a sustained, favorable business and economic environment.

     "CCC", "CC" and "C" - Bonds have high default risk. Default is a real possibility, and capacity for meeting financial commitments is solely reliant upon sustained, favorable business or economic developments. "CC" ratings indicate that default of some kind appears probable, and "C" ratings signal imminent default.

     "DDD," "DD" and "D" - Bonds are in default. The ratings of obligations in this category are based on their prospects for achieving partial or full recovery in a reorganization or liquidation of the obligor. While expected recovery values are highly speculative and cannot be estimated with any precision, the following serve as general guidelines. "DDD" obligations have the highest potential for recovery, around 90%-100% of outstanding amounts and accrued interest. "DD" indicates potential recoveries in the range of 50%-90%, and "D" the lowest recovery potential, i.e., below 50%.

     Entities rated in this category have defaulted on some or all of their obligations. Entities rated "DDD" have the highest prospect for resumption of performance or continued operation with or without a formal reorganization process. Entities rated "DD" and "D" are generally undergoing a formal reorganization or liquidation process; those rated "DD" are likely to satisfy a higher portion of their outstanding obligations, while entities rated "D" have a poor prospect for repaying all obligations.

     - To provide more detailed indications of credit quality, the Fitch ratings from and including "AA" to "CCC" may be modified by the addition of a plus (+) or minus (-) sign to denote relative standing within these major rating categories.
     -  `NR' indicates the Fitch does not rate the issuer or issue in question.
     - `Withdrawn': A rating is withdrawn when Fitch deems the amount of information available to be inadequate for rating purposes, or when an obligation matures, is called, or refinanced.
     - RatingAlert: Ratings are placed on RatingAlert to notify investors that there is a reasonable probability of a rating change and the likely direction of such change. These are designated as "Positive", indicating a potential upgrade, "Negative", for a potential downgrade, or "Evolving", if ratings may be raised, lowered or maintained. RatingAlert is typically resolved over a relatively short period.

     Thomson Financial BankWatch assesses the likelihood of an untimely repayment of principal or interest over the term to maturity of long term debt and preferred stock which are issued by United States commercial banks, thrifts and non-bank banks; non-United States banks; and broker-dealers. The following summarizes the rating categories used by Thomson BankWatch for long-term debt ratings:

     "AAA" - This designation indicates that the ability to repay principal and interest on a timely basis is extremely high.

     "AA" - This designation indicates a very strong ability to repay principal and interest on a timely basis, with limited incremental risk compared to issues rated in the highest category.

     "A" - This designation indicates that the ability to repay principal and interest is strong. Issues rated "A" could be more vulnerable to adverse developments (both internal and external) than obligations with higher ratings.

     "BBB" - This designation represents the lowest investment-grade category and indicates an acceptable capacity to repay principal and interest. Issues rated "BBB" are more vulnerable to adverse developments (both internal and external) than obligations with higher ratings.

     "BB," - A rating of BB suggests that the likelihood of default is considerably less than for lower-rated issues, although there are significant uncertainties that could affect the ability to adequately service debt obligations.

     "B" - Issues rated B show a higher degree of uncertainty and therefore greater likelihood of default than higher-rated issues. Adverse developments could negatively affect the payment of interest and principal on a timely basis.

     "CCC" - Issues rated CCC clearly have a high likelihood of default, with little capacity to address further adverse changes in financial circumstances.

     "CC" - This rating is applied to issues that are subordinate to other obligations rated CCC and are afforded less protection in the event of bankruptcy or reorganization.

     "D" - This designation indicates that the long-term debt is in default.

     PLUS (+) OR MINUS (-) - The ratings from "AAA" through "CC" may include a plus or minus sign designation which indicates where within the respective category the issue is placed.


MUNICIPAL NOTE RATINGS
----------------------

     A Standard and Poor's note rating reflects the liquidity factors and market access risks unique to notes due in three years or less. The following summarizes the ratings used by Standard & Poor's for municipal notes:

     "SP-1" - The issuers of these municipal notes exhibit a strong capacity to pay principal and interest. Those issues determined to possess a very strong capacity to pay debt service are given a plus (+) designation.

     "SP-2" - The issuers of these municipal notes exhibit satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

     "SP-3" - The issuers of these municipal notes exhibit speculative capacity to pay principal and interest.

     Moody's ratings for state and municipal notes and other short-term loans are designated Moody's Investment Grade ("MIG") and variable rate demand obligations are designated Variable Moody's Investment Grade ("VMIG"). Such ratings recognize the differences between short-term credit risk and long-term risk. The following summarizes the ratings by Moody's Investors Service, Inc. for short-term notes:

     "MIG-1"/"VMIG-1" - This designation denotes best quality. There is present strong protection by established cash flows, superior liquidity support or demonstrated broad-based access to the market for refinancing.

     "MIG-2"/"VMIG-2" - This designation denotes high quality. Margins of protection are ample although not so large as in the preceding group.

     "MIG-3"/"VMIG-3" - This designation denotes favorable quality, with all security elements accounted for but lacking the undeniable strength of the preceding grades. Liquidity and cash flow protection may be narrow and market access for refinancing is likely to be less well established.

     "MIG-4"/"VMIG-4" - This designation denotes adequate quality. Protection commonly regarded as required of an investment security is present and although not distinctly or predominantly speculative, there is specific risk.

     "SG" - This designation denotes speculative quality. Debt instruments in this category lack margins of protection.

     Fitch uses the short-term ratings described under Commercial Paper Ratings for municipal notes.

                                  APPENDIX B

             ADDITIONAL INFORMATION CONCERNING FUTURES AND RELATED
                                    OPTIONS

     As stated in the Prospectus, certain of the Funds may enter into futures contracts and options for hedging or other purposes. Such transactions are described in this Appendix.

I.   Interest Rate Futures Contracts
     -------------------------------

     Use of Interest Rate Futures Contracts.  Bond prices are established in
     --------------------------------------
both the cash market and the futures market. In the cash market, bonds are purchased and sold with payment for the full purchase price of the bond being made in cash, generally within five business days after the trade. In the futures market, only a contract is made to purchase or sell a bond in the future for a set price on a certain date. Historically, the prices for bonds established in the futures markets have tended to move generally in the aggregate in concert with the cash market prices and have maintained fairly predictable relationships. Accordingly, a Fund may use interest rate futures as a defense, or hedge, against anticipated interest rate changes and not for speculation. As described below, this would include the use of futures contract sales to protect against expected increases in interest rates and futures contract purchases to offset the impact of interest rate declines.

     A Fund presently could accomplish a similar result to that which they hope to achieve through the use of futures contracts by selling bonds with long maturities and investing in bonds with short maturities when interest rates are expected to increase, or conversely, selling short-term bonds and investing in long-term bonds when interest rates are expected to decline. However, because of the liquidity that is often available in the futures market the protection is more likely to be achieved, perhaps at a lower cost and without changing the rate of interest being earned by a Fund, through using futures contracts.

     Description of Interest Rate Futures Contracts.  An interest rate futures
     ----------------------------------------------
contract sale would create an obligation by a Fund as seller, to deliver the specific type of financial instrument called for in the contract at a specific future time for a specified price. A futures contract purchase would create an obligation by a Fund, as purchaser, to take delivery of the specific type of financial instrument at a specific future time at a specific price. The specific securities delivered or taken, respectively, at settlement date, would not be determined until at or near that date. The determination would be in accordance with the rules of the exchange on which the futures contract sale or purchase was made.

     Although interest rate futures contracts by their terms call for actual delivery or acceptance of securities, in most cases the contracts are closed out before the settlement date without the making or taking of delivery of securities. Closing out a futures contract sale is effected by a Fund's entering into a futures contract purchase for the same aggregate amount of the specific type of financial instrument and the same delivery date. If the price in the sale exceeds the price in the offsetting purchase, the Fund is paid the difference and thus realizes a gain. If the offsetting purchase price exceeds the sale price, the Fund pays the difference and realizes a loss. Similarly, the closing out of a futures contract purchase is effected by a Fund's entering into a futures contract sale. If the offsetting sale price exceeds the purchase price, the Fund realizes a gain, and if the purchase price exceeds the offsetting sale price, the Fund realizes a loss.

     Interest rate futures contracts are traded in an auction environment on the floors of several exchanges - principally, the Chicago Board of Trade, the Chicago Mercantile Exchange and the New York Futures Exchange. The Funds would deal only in standardized contracts on recognized exchanges. Each exchange guarantees performance under contract provisions through a clearing corporation, a nonprofit organization managed by the exchange membership.

     A public market now exists in futures contracts covering various financial instruments including long-term U.S. Treasury Bonds and Notes; Government National Mortgage Association (GNMA) modified pass-through mortgage-backed securities; three-month U.S. Treasury Bills; and ninety-day commercial paper. A Fund may trade in any futures contract for which there exists a public market, including, without limitation, the foregoing instruments.

     Examples of Futures Contract Sale.  A Fund would engage in an interest rate
     ---------------------------------
futures contract sale to maintain the income advantage from continued holding of a long-term bond while endeavoring to avoid part or all of the loss in market value that would otherwise accompany a decline in long-term securities prices. Assume that the market value of a certain security in a Fund's portfolio tends to move in concert with the futures market prices of long-term U.S. Treasury bonds ("Treasury bonds"). The Adviser wishes to fix the current market value of this portfolio security until some point in the future. Assume the portfolio security has a market value of 100, and the Adviser believes that, because of an anticipated rise in interest rates, the value will decline to 95. The Fund might enter into futures contract sales of Treasury bonds for an equivalent of
98. If the market value of the portfolio security does indeed decline from 100 to 95, the equivalent futures market price for the Treasury bonds might also decline from 98 to 93.

     In that case, the five-point loss in the market value of the portfolio security would be offset by the five-point gain realized by closing out the futures contract sale. Of course, the futures market price of Treasury bonds might well decline to more than 93 or to less than 93 because of the imperfect correlation between cash and futures prices mentioned below.

     The Adviser could be wrong in its forecast of interest rates and the equivalent futures market price could rise above 98. In this case, the market value of the portfolio securities, including the portfolio security being protected, would increase. The benefit of this increase would be reduced by the loss realized on closing out the futures contract sale.

     If interest rate levels did not change, the Fund in the above example might incur a loss of 2 points (which might be reduced by an offsetting transaction prior to the settlement date). In each transaction, transaction expenses would also be incurred.

     Examples of Futures Contract Purchase.  A Fund  might engage in an interest
     -------------------------------------
rate futures contract purchase when it is not fully invested in long-term bonds but wishes to defer for a time the purchase of long-term bonds in light of the availability of advantageous interim investments, e.g., shorter-term securities whose yields are greater than those available on long-term bonds. A Fund's basic motivation would be to maintain for a time the income advantage from investment in the short-term securities; the Fund would be endeavoring at the same time to eliminate the effect of all or part of an expected increase in market price of the long-term bonds that the fund may purchase.

     For example, assume that the market price of a long-term bond that the Fund may purchase, currently yielding 10%, tends to move in concert with futures market prices of Treasury bonds. The Adviser wishes to fix the current market price (and thus 10% yield) of the long-term bond until the time (four months away in this example) when it may purchase the bond. Assume the long-term bond has a market price of 100, and the Adviser believes that, because of an anticipated fall in interest rates, the price will have risen to 105 (and the yield will have dropped to about 9 1/2%) in four months. The Fund might enter into futures contracts purchases of Treasury bonds for an equivalent price of
98. At the same time, the Fund could, for example, assign a pool of investments in short-term securities that are either maturing in four months or earmarked for sale in four months, for purchase of the long-term bond at an assumed market price of 100. Assume these short-term securities are yielding 15%. If the market price of the long-term bond does indeed rise from 100 to 105, the equivalent futures market price for Treasury bonds might also rise from 98 to
103. In that case, the 5-point increase in the price that the Fund pays for the long-term bond would be offset by the 5-point gain realized by closing out the futures contract purchase.

     The Adviser could be wrong in its forecast of interest rates; long-term interest rates might rise to above 10%; and the equivalent futures market price could fall below 98. If short-term rates at the same time fall to 10% or below, it is possible that the Fund would continue with its purchase program for long-term bonds. The market price of available long-term bonds would have decreased. The benefit of this price decrease, and thus yield increase, will be reduced by the loss realized on closing out the futures contract purchase.

     If, however, short-term rates remained above available long-term rates, it is possible that the Fund would discontinue its purchase program for long-term bonds. The yield on short-term securities in the portfolio, including those originally in the pool assigned to the particular long-term bond, would remain higher than yields on long-term bonds. The benefit of this continued incremental income will be reduced by the loss realized on closing out the futures contract purchase.

     In each transaction, expenses would also be incurred.

II.  Index Futures Contracts.
     -----------------------

     A stock or bond index assigns relative values to the stocks or bonds included in the index and the index fluctuates with changes in the market values of the stocks or bonds included. Some stock index futures contracts are based on broad market indexes, such as the Standard & Poor's 500 or the New York Stock Exchange Composite Index. In contrast, certain exchanges offer futures contracts on narrower market indexes, such as the Standard & Poor's 100 or indexes based on an industry or market segment, such as oil and gas stocks. Futures contracts are traded on organized exchanges regulated by the Commodity Futures Trading Commission. Transactions on such exchanges are cleared through a clearing corporation, which guarantees the performance of the parties to each contract.

     A Fund may sell index futures contracts as set forth in the Prospectus. A Fund may do so either to hedge the value of its portfolio as a whole, or to protect against declines, occurring prior to sales of securities, in the value of the securities to be sold. Conversely, a Fund may purchase index futures contracts. In a substantial majority of these transactions, a Fund will purchase such securities upon termination of the long futures position, but a long futures position may be terminated without a corresponding purchase of securities.

     In addition, a Fund may utilize index futures contracts in anticipation of changes in the composition of its portfolio holdings. For example, in the event that a Fund expects to narrow the range of industry groups represented in its holdings it may, prior to making purchases of the actual securities, establish a long futures position based on a more restricted index, such as an index comprised of securities of a particular industry group. A Fund may also sell futures contracts in connection with this strategy, in order to protect against the possibility that the value of the securities to be sold as part of the restructuring of the portfolio will decline prior to the time of sale.

      The following are examples of transactions in stock index futures (net of commissions and premiums, if any).

              ANTICIPATORY PURCHASE HEDGE:  Buy the Future Hedge

                 Objective:  Protect Against Increasing Price

               Portfolio                                Futures
               ---------                                -------

                             -Day Hedge is Placed-

       Anticipate Buying $62,500             Buying 1 Index Futures at 125

            Equity Portfolio               Value of Futures=$62,500/Contract

                             -Day Hedge is Lifted-

       Buy Equity Portfolio with              Sell 1 Index Futures at 130
         Actual Cost = $65,000            Value of Futures = $65,000/Contract

  Increase in Purchase Price = $2,500           Gain on Futures = $2,500

                  HEDGING A STOCK PORTFOLIO:  Sell the Future
                  Hedge Objective:  Protect Against Declining
                             Value of the Portfolio

Factors:

Value of Stock Portfolio = $1,000,000
Value of Futures Contract = 125 x $500 = $62,500
Portfolio Beta Relative to the Index = 1.0

               Portfolio                                Futures
               ---------                                -------

                             -Day Hedge is Placed-


     Anticipate Selling $1,000,000            Sell 16 Index Futures at 125
            Equity Portfolio                 Value of Futures = $1,000,000

                             -Day Hedge is Lifted-

         Equity Portfolio - Own               Buy 16 Index Futures at 120
      Stock with Value = $960,000             Value of Futures = $960,000
   Loss in Portfolio Value = $40,000           Gain on Futures = $40,000

If, however, the market moved in the opposite direction, that is, market value decreased and the Fund had entered into an anticipatory purchase hedge, or market value increased and the Fund had hedged its stock portfolio, the results of the Fund's transactions in stock index futures would be as set forth below.

               Portfolio                                Futures
               ---------                                -------

                             -Day Hedge is Placed-

       Anticipate Buying $62,500             Buying 1 Index Futures at 125

            Equity Portfolio               Value of Futures=$62,500/Contract


               Portfolio                                Futures
               ---------                                --------

                             -Day Hedge is Lifted-

       Buy Equity Portfolio with              Sell 1 Index Futures at 120
         Actual Cost - $60,000            Value of Futures = $60,000/Contract
  Decrease in Purchase Price = $2,500           Loss on Futures = $2,500


                  HEDGING A STOCK PORTFOLIO:  Sell the Future
                  Hedge Objective:  Protect Against Declining
                             Value of the Portfolio

Factors:

Value of Stock Portfolio = $1,000,000
Value of Futures Contract = 125 x $500 = $62,500
Portfolio Beta Relative to the Index = 1.0

               Portfolio                                Futures
               ---------                                -------

                             -Day Hedge is Placed-

     Anticipate Selling $1,000,000            Sell 16 Index Futures at 125
            Equity Portfolio                 Value of Futures = $1,000,000

                             -Day Hedge is Lifted-

         Equity Portfolio - Own               Buy 16 Index Futures at 130
     Stock with Value = $1,040,000           Value of Futures = $1,040,000
   Gain in Portfolio Value = $40,000           Loss on Futures = $40,000

III. Futures Contracts on Foreign Currencies
     ---------------------------------------

     A futures contract on foreign currency creates a binding obligation on one party to deliver, and a corresponding obligation on another party to accept delivery of, a stated quantity of foreign currency for an amount fixed in U.S. dollars. Foreign currency futures may be used by the International Equity Fund to hedge against exposure to fluctuations in exchange rates between the U.S. dollar and other currencies arising from multinational transactions.

IV.  Margin Payments.
     ---------------

     Unlike when a Fund purchases or sells a security, no price is paid or received by the Fund upon the purchase or sale of a futures contract.
Initially, in accordance with the terms of the exchange on which such futures contract is traded, the Fund may be required to deposit with the broker or in a segregated account with the Fund's custodian an amount of cash or cash equivalents, the value of which may vary but is generally equal to 10% or less of the value of the contract. This amount is known as initial margin. The nature of initial margin in futures transactions is different from that of margin in security transactions in that futures contract margin does not involve the borrowing of funds by the customer to finance the transactions. Rather, the initial margin is in the nature of a performance bond or good faith deposit on the contract which is returned to the Fund upon termination of the futures contract assuming all contractual obligations have been satisfied. Subsequent payments, called variation margin, to and from the broker, will be made on a daily basis as the price of the underlying security or index fluctuates making the long and short positions in the futures contract more or less valuable, a process known as marking to the market. For example, when a Fund has purchased a futures contract and the price of the contract has risen in response to a rise in the underlying instruments, that position will have increased in value and the Fund will be entitled to receive from the broker a variation margin payment equal to that increase in value. Conversely, where a Fund has purchased a futures contract and the price of the future contract has declined in response to a decrease in the underlying instruments, the position would be less valuable and the Fund would be required to make a variation margin payment to the broker. At any time prior to expiration of the futures contract, the Adviser and, where applicable, the Sub-Adviser may elect to close the position by taking an opposite position, subject to the availability of a secondary market, which will operate to terminate the Fund's position in the futures contract. A final determination of variation margin is then made, additional cash is required to be paid by or released to the Fund, and the Fund realizes a loss or gain.

V.   Risks of Transactions in Futures Contracts.
     -------------------------------------------

     There are several risks in connection with the use of futures by a Fund as a hedging device. One risk arises because of the imperfect correlation between movements in the price of the future and movements in the price of the securities that are the subject of the hedge. The price of the future may move more than or less than the price of the securities being hedged. If the price of the future moves less than the price of the securities which are the subject of the hedge, the hedge will not be fully effective but, if the price of the securities being hedged has moved in an unfavorable direction, the Fund would be in a better position than if it had not hedged at all. If the price of the securities being hedged has moved in a favorable direction, this advantage will be partially offset by the loss on the future. If the price of the future moves more than the price of the hedged securities, the Fund involved will experience either a loss or gain on the future which will not be completely offset by movements in the price of the securities which are the subject of the hedge. To compensate for the imperfect correlation of movements in the price of securities being hedged and movements in the price of futures contracts, a Fund may buy or sell futures contracts in a greater dollar amount than the dollar amount of securities being hedged if the volatility over a particular time period of the prices of such securities has been greater than the volatility over such time period of the future, or if otherwise deemed to be appropriate by the Adviser. Conversely, a Fund may buy or sell fewer futures contracts if the volatility over a particular time period of the prices of the securities being hedged is less than the volatility over such time period of the futures contract being used, or if otherwise deemed to be appropriate by the Adviser. It is also possible that, where a Fund has sold futures to hedge its portfolio against a decline in the market, the market may advance and the value of securities held by the Fund may decline. If this occurred, the Fund would lose money on the future and also experience a decline in value in its portfolio securities.

     Where futures are purchased to hedge against a possible increase in the price of securities before a Fund is able to invest its cash (or cash equivalents) in securities (or options) in an orderly fashion, it is possible that the market may decline instead; if the Fund then concludes not to invest in securities or options at that time because of concern as to possible further market decline or for other reasons, the Fund will realize a loss on the futures contract that is not offset by a reduction in the price of securities purchased.

     In instances involving the purchase of futures contracts by a Fund, an amount of cash and cash equivalents, equal to the market value of the futures contracts, will be deposited in a segregated account with the Fund's custodian and/or in a margin account with a broker to collateralize the position and thereby insure that the use of such futures is unleveraged.

     In addition to the possibility that there may be an imperfect correlation, or no correlation at all, between movements in the futures and the securities being hedged, the price of futures may not correlate perfectly with movement in the cash market due to certain market distortions. Rather than meeting additional margin deposit requirements, investors may close futures contracts through off-setting transactions that could distort the normal relationship between the cash and futures markets. Second, with respect to financial futures contracts, the liquidity of the futures market depends on participants entering into off-setting transactions rather than making or taking delivery. To the extent participants decide to make or take delivery, liquidity in the futures market could be reduced thus producing distortions. Third, from the point of view of speculators, the deposit requirements in the futures market are less onerous than margin requirements in the securities market. Therefore, increased participation by speculators in the futures market may also cause temporary price distortions. Due to the possibility of price distortion in the futures market, and because of the imperfect correlation between the movements in the cash market and movements in the price of futures, a correct forecast of general market trends or interest rate movements by the Adviser and, where applicable, Sub-Adviser may still not result in a successful hedging transaction over a short time frame.

     Positions in futures may be closed out only on an exchange or board of trade that provides a secondary market for such futures. Although a Fund intends to purchase or sell futures only on exchanges or boards of trade where there appear to be active secondary markets, there is no assurance that a liquid secondary market on any exchange or board of trade will exist for any particular contract or at any particular time. In such event, it may not be possible to close a futures investment position, and in the event of adverse price movements, a Fund would continue to be required to make daily cash payments of variation margin. However, in the event futures contracts have been used to hedge portfolio securities, such securities will not be sold until the futures contract can be terminated. In such circumstances, an increase in the price of the securities, if any, may partially or completely offset losses on the futures contract and thus provide an offset on a futures contract.

     Further, it should be noted that the liquidity of a secondary market in a futures contract may be adversely affected by "daily price fluctuation limits" established by commodity exchanges which limit the amount of fluctuation in a futures contract price during a single trading day. Once the daily limit has been reached in the contract, no trades may be entered into at a price beyond the limit, thus preventing the liquidation of open futures positions. The trading of futures contracts is also subject to the risk of trading halts, suspensions, exchange or clearing house equipment failures, government intervention, insolvency of a brokerage firm or clearing house or other disruptions of normal activity, which could at times make it difficult or impossible to liquidate existing positions or to recover excess variation margin payments.

     Successful use of futures by a Fund is also subject to the Adviser's or, where applicable, the Sub-Adviser's ability to predict correctly movements in the direction of the market. For example, if a Fund has hedged against the possibility of a decline in the market adversely affecting securities held in its portfolio and securities prices increase instead, the Fund will lose part or all of the benefit to the increased value of its securities which it has hedged because it will have offsetting losses in its futures positions. In addition, in such situations, if the Fund has insufficient cash, it may have to sell securities to meet daily variation margin requirements. Such sales of securities may be, but will not necessarily be, at increased prices that reflect the rising market. A Fund may have to sell securities at a time when it may be disadvantageous to do so.

VI.  Options on Futures Contracts.
     ----------------------------

     A Fund may purchase options on the futures contracts described above and, if permitted by its investment objective and policies, may also write options on futures contracts. A futures option gives the holder, in return for the premium paid, the right to buy (call) from or sell (put) to the writer of the option a futures contract at a specified price at any time during the period of the option. Upon exercise, the writer of the option is obligated to pay the difference between the cash value of the futures contract and the exercise price. Like the buyer or seller of a futures contract, the holder, or writer, of an option has the right to terminate its position prior to the scheduled expiration of the option by selling, or purchasing, an option of the same series, at which time the person entering into the closing transaction will realize a gain or loss. A Fund will be required to deposit initial margin and variation margin with respect to put and call options on futures contracts written by it pursuant to brokers' requirements similar to those described above. Net option premiums received will be included as initial margin deposits. As an example, in anticipation of a decline in interest rates, a Fund may purchase call options on futures contracts as a substitute for the purchase of futures contracts to hedge against a possible increase in the price of securities that the Fund intends to purchase. Similarly, if the value of the securities held by a Fund is expected to decline as a result of an increase in interest rates, the Fund might purchase put options or write call options on futures contracts rather than sell futures contracts.

     Investments in futures options involve some of the same considerations that are involved in connection with investments in futures contracts (for example, the existence of a liquid secondary market). In addition, the purchase or sale of an option also entails the risk that changes in the value of the underlying futures contract will not be fully reflected in the value of the option purchased. Depending on the pricing of the option compared to either the futures contract upon which it is based, or upon the price of the securities being hedged, an option may or may not be less risky than ownership of the futures contract or such securities. In general, the market prices of options can be expected to be more volatile than the market prices on the underlying futures contract. Compared to the purchase or sale of futures contracts, however, the purchase of call or put options on futures contracts may frequently involve less potential risk to a Fund because the maximum amount at risk is the premium paid for the options (plus transaction costs). Although permitted by their fundamental investment policies, the Funds do not currently intend to write futures options, and will not do so in the future absent any necessary regulatory approvals.

VII. Accounting and Tax Treatment.
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     Accounting for futures contracts and options will be in accordance with generally accepted accounting principles.

     The tax principles applicable to futures contracts and options are complex and, in some cases, uncertain. Such investments may cause a Fund to recognize taxable income prior to the receipt of cash, thereby requiring the Fund to liquidate other positions, or to borrow money, so as to make sufficient distributions to shareholders to avoid corporate-level tax. Moreover, some or all of the taxable income recognized may be ordinary income or short-term capital gain, so that the distributions may be taxable to shareholders as ordinary income.